SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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DRIVEN BRANDS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Driven Brands®

Notice of Annual Meeting of Stockholders and

PROXY STATEMENT

2021

DEAR STOCKHOLDERS

On behalf of the Board of Directors and management of Driven Brands Holdings Inc., we cordially invite you to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 9, 2021, at 12:00 p.m., Eastern Daylight Time. We will be holding the Annual Meeting in a virtual-only format to do our part to avoid the spread of coronavirus, or “COVID-19,” and maximize your ability to participate in the meeting despite the challenges of the global pandemic. You will be able to attend, vote, and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/DRVN2021 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or in the instructions that accompanied your proxy materials.

Enclosed are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business that will be acted upon at the meeting or any adjournment or postponement thereof, as well as our Annual Report on Form 10-K for the fiscal year ended December 26, 2020 (“2020 Annual Report”).

On or about April 22, 2021, we will begin mailing proxy materials, including a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report and how to vote over the Internet, to request and return a proxy card by mail, or to vote by telephone. For information on how to vote your shares, please refer to the proxy materials you received.

Your vote is important. Even if you plan to attend the Annual Meeting, please follow the instructions provided to you in your proxy materials and vote your shares as soon as possible. This will not prevent you from voting your shares during the Annual Meeting if you are able to attend. Thank you for your continued support of and interest in Driven Brands.

Sincerely,

Jonathan Fitzpatrick

President and Chief Executive Officer

April 22, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Driven Brands Holdings Inc.

440 S. Church Street, Suite 700

Charlotte, NC 28202

Date:	June 9, 2021

Time:	12:00 p.m., Eastern Daylight Time

Virtual Meeting Site:	www.virtualshareholdermeeting.com/DRVN2021

Record Date:	April 15, 2021

Purpose:	(1) Election of Class I director nominees, each for a term of three years;

(2) An advisory vote to approve the compensation of our named executive officers;

(3) An advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers;

(4) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021; and

(5) Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to read our Proxy Statement and submit your proxy or voting instructions as soon as possible.

By order of the Board of Directors,

Scott O’Melia

Executive Vice President, General Counsel, and Secretary

How to Vote:

The vote of every stockholder is very important! Please place your vote one of the following ways:

Online www.proxyvote.com

By Phone Call the telephone number in your proxy materials

By Mail Mark, sign, and return proxy card

Important Notice Regarding the

Availability of Proxy Materials for

the Stockholder Meeting

To Be Held on June 9, 2021:

This notice and the accompanying Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	37

PROPOSAL FOUR: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2021	38

Independent Registered Public Accountants Fees and Services	38
Vote Required	39

AUDIT COMMITTEE REPORT	40

INFORMATION CONCERNING SOLICITATION AND VOTING	41

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS	42

STOCKHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS	46

HOUSEHOLDING MATTERS	47

OTHER MATTERS	48

Dream Big Work Hard i

Voting Matters

DRIVEN BRANDS HOLDINGS INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2021

VOTING MATTERS

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors (“Board”) for use at Driven Brands Holdings Inc.’s (“Driven Brands” or the “Company”) 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 9, 2021 at 12:00 p.m., Eastern Daylight Time (“EDT”), virtually via live webcast at www.virtualshareholdermeeting.com/DRVN2021, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2021 Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 15, 2021, the record date, are entitled to notice of and to vote at our Annual Meeting.

Stockholders are being asked to vote on the following matters at our Annual Meeting:

Management Proposal:	For More Information	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1. Election of Class I director nominees, each for a term of three years	Page 2	✔ FOR each director nominee	Plurality of shares present and entitled to vote	None	None

2. An advisory vote to approve the compensation of our named executive officers	Page 19	✔ FOR	Majority of shares present and entitled to vote	Against	None

3. An advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers	Page 37	ONE YEAR	Majority of shares present and entitled to vote	Against	None

4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021	Page 38	✔ FOR	Majority of shares present and entitled to vote	Against	None

You may cast your vote in any of the following ways:

Internet

Please log on to www.proxyvote.com and submit a proxy to vote your shares of the Company’s common stock by 11:59 p.m., EDT, on June 8, 2021.

Telephone

Please call the telephone number in your proxy materials until 11:59 p.m., EDT, on June 8, 2021.

Mail

Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form so that it is received by the Company prior to the Annual Meeting.

In Person

You may attend the virtual Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/DRVN2021.

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Proposal One: Election of Directors

PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the two nominees named in this Proxy Statement as Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Our Board of Directors has nominated Jonathan Fitzpatrick and Neal Aronson to serve as Class I directors for terms expiring at the 2024 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Jonathan Fitzpatrick and Neal Aronson unless a stockholder indicates that his or her shares should be withheld with respect to one or both nominees.

In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. All the nominees are currently serving as directors and we do not expect that the nominees will be unavailable or will decline to serve.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE.

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Our Board of Directors

OUR BOARD OF DIRECTORS

The following table sets forth certain information about our directors as of the date of this Proxy Statement. The business address for each nominee for matters regarding the Company is 440 S. Church Street, Suite 700 Charlotte, NC 28202.

Name	Age	Position(s) with Driven Brands Holdings Inc.

Neal Aronson	56	Chairman Director

Jonathan Fitzpatrick	50	President, Chief Executive Officer, and Director

Catherine (Cathy) Halligan	58	Director

Chadwick Hume	34	Director

Rick Puckett	67	Director

Karen Stroup	45	Director

Peter Swinburn	68	Director

Michael Thompson	39	Director

Set forth below is a brief biography of each of our directors, including our director nominees. There are no family relationships among our directors and executive officers.

Directors

Class I Directors

The term of the following two Class I directors will expire at the Annual Meeting. Jonathan Fitzpatrick and Neal Aronson are the only nominees for election at the Annual Meeting, for a term that will expire at the 2024 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

Neal Aronson became a member of our Board of Directors in December 2020, previously served as a member of the board of managers of Driven Investor LLC, and has served as chairman of our Board of Directors since the consummation of our initial public offering in January 2021 (“IPO”). Mr. Aronson founded Roark Capital Management, LLC, a private equity firm (“Roark”), and serves as its Managing Partner, a position he has held since 2001. Prior to founding Roark, Mr. Aronson was Co-Founder and Chief Financial Officer for U.S. Franchise Systems, Inc., or USFS, a franchisor of hotel chains. Prior to USFS, Mr. Aronson was a private equity professional at Rosecliff (a successor company to Acadia Partners), Odyssey Partners (a private equity firm), and Acadia Partners (now Oak Hill, an investment firm). Mr. Aronson began his career in the corporate finance department at Drexel, Burnham, Lambert Inc. (a former investment bank). Mr. Aronson received a B.A. from Lehigh University. Mr. Aronson is a designated director nominee by our Principal Stockholders (Driven Equity LLC and RC IV Cayman ICW Holdings LLC) under the Stockholders Agreement.

Qualifications: Mr. Aronson’s experience as a private equity partner, chief financial officer, and in other senior executive leadership roles working with franchise companies in the retail, consumer, and business services industries, and knowledge of complex financial matters provide him with valuable and relevant experience in franchise administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

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Our Board of Directors

Jonathan Fitzpatrick serves as our President, Chief Executive Officer, and a member of our Board of Directors. Mr. Fitzpatrick has served as our President and Chief Executive Officer since July 2012, as a member of our Board of Directors since April 2018, and previously served as a member of the board of managers of Driven Investor LLC. Prior to joining the Company, Mr. Fitzpatrick served in various capacities with Burger King Corporation (a fast food restaurant company) both prior to and after its acquisition by 3G Capital (a global investment firm). Between February 2011 and June 2012, he was Executive Vice President, Chief Brand and Operations Officer for Burger King. From October 2010 to February 2011, he was Executive Vice President of Global Operations and between August 2009 and October 2010, Senior Vice President of Operations, Europe Middle East and Africa. Prior to this role, he was Senior Vice President, Development and Franchising from July 2007 through August 2009. Mr. Fitzpatrick earned a Bachelor’s and Graduate degree from University College in Dublin, Ireland.

Qualifications: Mr. Fitzpatrick’s experience as the President and Chief Executive Officer of Driven Brands, as well as his extensive knowledge and leadership experience with franchise companies, provide him with the qualifications and skills to serve as a director.

Class II Directors

The term of the following three Class II directors will expire at the 2022 Annual Meeting of Stockholders.

Catherine (Cathy) Halligan became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Ms. Halligan has served as an advisor to Narvar Inc. (a software provider) since 2013 and Chanel (a fashion company) since 2014. Ms. Halligan also serves as a director for Ferguson plc (a British multinational plumbing and heating products distributor), FLIR Systems Inc. (a producer of thermal imaging cameras, components, and imaging sensors), where she chairs the compensation committee and is a member of the audit committee, and Ulta Beauty Inc. (a chain of beauty stores), where she chairs the compensation committee and is a member of the nominating and governance committee. Ms. Halligan received a B.S. from Northern Illinois University.

Qualifications: Ms. Halligan’s extensive board experience and experience in digital transformation, marketing, and retail provide her with the qualifications and skills to serve as a director.

Rick Puckett became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. From December 2010 to December 2017, Mr. Puckett was the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Snyder’s-Lance, Inc. (a snack food products company). Prior to Snyder’s-Lance, Mr. Puckett was Executive Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc. (a North American food wholesaler). Mr. Puckett serves as a director and as chairman of the audit committee for SPX Corporation (a supplier of highly engineered infrastructure equipment technologies) and Whitehorse Finance, Inc. (an investment company), positions he has held since May 2015 and December 2012, respectively. Mr. Puckett has served as a member of the Board of Directors for Pet Valu, Inc., a privately-held pet specialty retailer company, since August 2019. He also served on the Board of Directors for Late July Brands, a privately-held food company, from 2007 through 2010. Mr. Puckett is a Certified Public Accountant, and he received a bachelor’s degree in accounting and an M.B.A. from the University of Kentucky.

Qualifications: Mr. Puckett’s experience in leadership roles at his past companies, significant knowledge and understanding of corporate finance and financial reporting, and his expert background as a Certified Public Accountant provide him with the qualifications and skills to serve as a director.

Michael Thompson became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Thompson joined Roark in 2010 and currently serves as a Managing Director. Prior to joining Roark, Mr. Thompson worked at Montage Partners, a Phoenix-based private equity firm. Before Montage, Mr. Thompson served as a Senior Associate at Kroll Zolfo Copper, a financial advising company. Mr. Thompson received a B.A. from Pomona College and an M.B.A. from the University of Chicago Booth School of Business. Mr. Thompson is a designated director by our Principal Stockholders under the Stockholders Agreement.

Qualifications: Mr. Thompson’s involvement with his respective firms’ investments in various companies, in-depth knowledge, and industry experience, coupled with his skills in private financing and strategic planning, provide him with the qualifications and skills to serve as a director.

4 2021 Proxy Statement

Our Board of Directors

Class III Directors

The term of the following three Class III directors will expire at the 2023 Annual Meeting.

Chadwick Hume became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Hume joined Roark in 2009 and currently serves as a Principal. Prior to joining Roark, Mr. Hume worked at Houlihan Lokey (an investment bank) and Bank of America (a financial services company). Mr. Hume received a B.B.A. from the Terry College of Business at the University of Georgia. Mr. Hume is a designated director by our Principal Stockholders under the Stockholders Agreement.

Qualifications: Mr. Hume’s experience with his firm’s investments in branded consumer companies, expertise in corporate strategy and organization, and relevant experience in the industry provide him with the qualifications and skills to serve as a director.

Karen Stroup became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Ms. Stroup has served as the Chief Digital Officer of Thomson Reuters Corporation (a multinational media conglomerate) since 2019. Prior to joining Thomson Reuters Corporation in 2019, Ms. Stroup served as Director, North America Digital BCG Accelerator System at Boston Consulting Group (a consulting firm) in 2019, as Chief Digital Officer at TreeHouse (a home upgrade company) in 2018, as Senior Vice President, The Garage at Capital One Financial Corporation (a bank holding company) from 2016 to 2018, and as Vice President, Product Management at Intuit, Inc. (a financial software company) from 2007 to 2016. Ms. Stroup received a B.B.A. from the University of Notre Dame and an M.B.A. from Dartmouth College.

Qualifications: Ms. Stroup’s experience in leading digital transformations and delivering results leveraging customer-driven innovation provide her with the qualifications and skills to serve as a director.

Peter Swinburn became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Swinburn served as the Chief Executive Officer of Molson Coors (a multinational drink and brewing company) from 2008 to 2014. Mr. Swinburn serves as a director for Cabela’s Inc. (a specialty retailer of outdoor recreation merchandise), Express Inc. (a specialty retail apparel chain), Wales Millennium Centre (an arts centre), High Level Software Ltd (a software company), The Rise (a housing development company), and Fuller, Smith & Turner (a brewing company). Mr. Swinburn received a B.Sc. from University of Wales, Cardiff.

Qualifications: Mr. Swinburn’s extensive board experience and significant knowledge and understanding of business development, strategic planning, and consumer brand marketing provide him with the qualifications and skills to serve as a director.

Required Vote

The two Class I director nominees receiving the highest number of affirmative votes of our common stock present or represented, shall be elected as directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

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Corporate Governance

CORPORATE GOVERNANCE

Information about our Board

In accordance with our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, the total number of directors may be increased or decreased by a resolution adopted by our Board of Directors, which is currently set at eight. Each director is to hold office until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation, or removal. At any meeting of the Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

In connection with our IPO, we entered into the Stockholders Agreement (the “Stockholders Agreement”) with Driven Equity LLC and RC IV Cayman ICW Holdings LLC (together, the “Principal Stockholders”), each of which is a related entity of Roark Capital Management, LLC, which provides our Principal Stockholders the right to nominate to our Board of Directors a number of designees equal to: (i) a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 20% but less than 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. Pursuant to the Stockholders Agreement, the Principal Stockholders currently have the ability to designate up to five director nominees.

Selection of Nominees for our Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with any criteria approved by our Board of Directors, applicable law, and the requirements of the Nasdaq Stock Market (“NASDAQ”). The committee also recommends to our Board of Directors for approval director nominees, consistent with such director qualification criteria, applicable law, and the requirements of NASDAQ, and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee considers the independence, diversity of experience and background, demonstrated leadership ability, and the ability to exercise sound judgment of such candidate. It also takes into account the backgrounds and qualifications of the Board of Directors as a group in order to ensure they provide a significant breadth of experience, knowledge, and abilities that will assist the Board of Directors in fulfilling its responsibilities. The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board of Directors those nominees whose specific qualities, experience, and expertise will augment our current Board of Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy, and attention to ensure the diligent performance of Board of Directors’ duties; (2) comply with the duties and responsibilities set forth in our Amended and Restated Bylaws; (3) comply with all duties of care, loyalty, and confidentiality applicable to them as directors of a publicly traded corporation organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

The Nominating and Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock and any agreement, arrangement, or understanding with respect to the nomination or similar agreement the proposing stockholder has

6 2021 Proxy Statement

Corporate Governance

entered into with respect to our common stock. To be timely, a stockholder’s notice shall be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (in the case of our first annual meeting of stockholders as a corporation with a class of equity security registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for notice by the stockholder to be timely, it must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was first made by mail or public announcement); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. See our Amended and Restated Bylaws for additional information regarding stockholder director nominees. The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

Our Board’s Leadership Structure

As of the date hereof, Mr. Fitzpatrick serves as our Chief Executive Officer and Mr. Aronson serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Mr. Fitzpatrick to focus on the day-to-day operation of the business, operational leadership, and strategic direction of the Company. At the same time, Mr. Aronson can focus on leadership of the Board of Directors, including calling and presiding over Board meetings, preparing meeting agendas in collaboration with the Chief Executive Officer, and serving as a liaison and supplemental channel of communication between the Board of Directors and the Chief Executive Officer.

Our Board’s Oversight of Risk

Our Board of Directors, as a whole and also at the committee level, has a role in overseeing management of the Company’s risks. The Board of Directors executes its oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to its committees, who regularly report back to the Board of Directors. The Compensation Committee of our Board of Directors is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and the Audit Committee of our Board of Directors oversees the management of financial risks, including accounting and financial reporting processes, internal controls and internal audit functions, the fraud risk assessment program, the enterprise risk management program, and other risk exposures, including data privacy and cybersecurity. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors will be regularly informed through committee reports about such risks.

Director Independence

As our Principal Stockholders control more than 50% of our combined voting power, we are considered a “controlled company” under NASDAQ and the Securities and Exchange Commission (“SEC”) rules. While we are a “controlled company,” we are not required to have a majority of “independent directors.” As allowed under the applicable rules and regulations of the SEC and NASDAQ, we intend to phase in compliance with the heightened independence requirements prior to the end of the one-year transition period after we cease to be a “controlled company.” Currently, we have four “independent directors” on our Board of Directors as such term is defined by the applicable rules and regulations of NASDAQ. Our “independent directors”, as such term is defined by the applicable rules and regulations of NASDAQ, are Cathy Halligan, Rick Puckett, Karen Stroup, and Peter Swinburn.

Our Board and its Committees

The committees of our Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In addition, we have availed ourselves of the “controlled company” exception under the NASDAQ rules, which exempts us from certain requirements, including the requirements that we have a majority of “independent directors” on our Board of Directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of “independent directors.” We do, however, remain subject to the requirement that we have an audit committee composed entirely of independent members.

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Corporate Governance

If at any time we cease to be a “controlled company” under the NASDAQ rules, the Board of Directors will take all action necessary to comply with the applicable rules, including appointing a majority of “independent directors” to the Board of Directors and establishing certain committees composed entirely of “independent directors”, subject to a permitted “phase-in” period.

Committees of our Board of Directors

In January 2021, our Board of Directors adopted written charters for each of its standing committees, all of which are available in the Governance—Documents & Charters section of our website at https://investors.drivenbrands.com. Committee members and committee chairs are appointed by the Board of Directors. Pursuant to the Stockholders Agreement, the Principal Stockholders have the right to designate members to each committee of our Board of Directors in proportion to their representation on the Board of Directors, except where prohibited by applicable laws or stock exchange regulations, in which case our Principal Stockholders are entitled to appoint observer members of any such restricted committee. The following table provides membership information of our directors in each committee of our Board as of April 22, 2021.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Neal Aronson (Chairman)	—	—	—

Jonathan Fitzpatrick	—	—	—

Michael Thompson	—

Chadwick Hume	—

Cathy Halligan(I)	—	*	—

Rick Puckett(I)	*	—	—

Karen Stroup(I)		—	—

Peter Swinburn(I)		—	*

= Member

* = Chairperson

I = Independent Director

Audit Committee

Our Audit Committee consists of Rick Puckett, Karen Stroup, and Peter Swinburn, each of whom qualifies as an “independent director.” Our Board of Directors determined that Rick Puckett qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all Audit Committee members are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NASDAQ listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual audit committee report to be included in our annual proxy statement;

•	to oversee and monitor our financial reporting process;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance, and compensation of our independent auditor;

•	to oversee and monitor the performance, appointment, and retention of our senior internal audit staff person;

•	to discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory matters; and

•	to provide regular reports to the Board of Directors.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

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Corporate Governance

Compensation Committee

Our Compensation Committee consists of Cathy Halligan, Chadwick Hume, and Michael Thompson. The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review and make recommendations to the Board of Directors regarding our compensation policies and programs;

•

to, on an annual basis, review and make recommendations to the Board of Directors regarding the corporate goals and objectives relevant to the compensation of the Company’s chief executive officer and other executive officers;

•	to review and make recommendations to the Board of Directors with respect to our incentive compensation plans, equity-based compensation plans, and retirement plans;

•	to administer incentive compensation and equity-related plans; and

•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We have availed ourselves of the “controlled company” exception under the NASDAQ rules, which exempts us from the requirement that we have a compensation committee composed entirely of “independent directors.”

The Compensation Committee has the authority to retain or terminate, at its sole discretion, compensation consultants, independent legal counsel, or other advisors to assist the Compensation Committee in its responsibilities, such as a compensation consultant to assist in the evaluation of employee compensation, and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of the NASDAQ listing rules, subject to any applicable controlled company or other exemption.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Chadwick Hume, Peter Swinburn, and Michael Thompson. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

•

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company;

•	to recommend to our Board of Directors the compensation of non-executive directors for their service to the Board;

•	to develop and recommend to our Board of Directors a succession plan for the chief executive officer and other executive officers as deemed necessary from time to time; and

•	to oversee the annual evaluation of our Board of Directors and its committees.

We have availed ourselves of the “controlled company” exception under the NASDAQ rules, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of “independent directors.”

Board and Committee Meetings and Attendance

During fiscal year 2020, our Board of Directors held 4 meetings. All of our directors attended at least 75% of the aggregate of all meetings of our Board of Directors during 2020. Our three standing committees, the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, were formed in January 2021. All of our directors are expected to attend the upcoming Annual Meeting.

Dream Big Work Hard 9

Corporate Governance

Hedging and Pledging Policy

The Company’s Securities Trading Policy prohibits directors, officers, and other employees, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities.

Additionally, the Company prohibits its directors, officers, employees, and their household and immediate family from engaging in transactions regarding purchasing, or pledging, the Company’s stock on margin, short sales, buying or selling puts, calls, options, or other derivatives in respect of securities of the Company.

Communicating with our Board of Directors

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Secretary and General Counsel at our principal executive offices at 440 S. Church Street, Suite 700 Charlotte, NC 28202. Such communication will be forwarded to the intended recipient(s). All communications are reviewed by the Secretary and General Counsel and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.

Code of Conduct and Ethics

Our Board of Directors adopted a Code of Conduct and Ethics that applies to all of our directors, officers, and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. Our Code of Conduct and Ethics is supported by underlying policies. The Code of Conduct and Ethics is available under the Governance—Documents & Charters section of our website at https://investors.drivenbrands.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was, at any time during fiscal year 2020 or at any other time, an officer or employee of the Company. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.

Executive Sessions of our Board of Directors

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. Committees of the Board also meet periodically in executive session.

Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 26, 2020.

Name	Cash Payments ($)	Stock Awards(1) ($)	Total ($)

Cathy Halligan	18,750	96,407	115,157

Karen Stroup	18,750	96,407	115,157

Peter Swinburn	50,000	—	50,000

Rick Puckett	50,000	—	50,000

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Corporate Governance

(1)

This column reflects the fair value of the awards granted to each of Ms. Halligan and Ms. Stroup by Driven Investor LLC on November 23, 2020 of 107.7775 Class B Units of Driven Investor LLC, calculated in accordance with FASB ASC Topic 718. There was no public market with respect to the Class B Units at the time of grant, and thus the grant date fair value was based on the fair market value as determined in accordance with the following weighted average assumptions: annual dividend yield of 0.00%; weighted average expected life of 1.74 years; risk-free interest rate of 0.98%; and expected volatility of 46.50%. In connection with the IPO, the Class B Units were exchanges for an economically equivalent number of unvested shares of our common stock and will generally vest ratably on each of the first three anniversaries of October 21, 2020, subject to her continued service. The table below shows the aggregate numbers of unvested Class B Units outstanding for each non-employee director as of December 26, 2020.

Name	Unvested Class B Units

Cathy Halligan	107.7775

Karen Stroup	107.7775

Peter Swinburn	367.4485

Rick Puckett	404.4485

In connection with the IPO, Ms. Halligan, Ms. Stroup, and Messrs. Puckett and Swinburn have been granted an option to acquire shares of our common stock, with an exercise price per share equal to the IPO price ($22 per share). These stock option grants, taken together with the shares received in exchange for the Class B Units, are designed to preserve the intended percentage of the future appreciation of Driven Investor LLC that the Class B Units would have been allocated had they not been exchanged in connection with the Reorganization. Such options were partially vested and partially unvested at grant, in the same proportion as the Class B Units held by the grantee that were vested or unvested immediately prior to the Reorganization. The unvested portion of these stock option grants are subject to the same vesting and forfeiture terms that apply to the unvested shares of common stock received in exchange for their Class B Units. In connection with the IPO, Mr. Puckett and Mr. Swinburn also received an option to purchase a number of shares of our common stock that have a value at the IPO price equal to $400,000, with an exercise price per share equal to the IPO price, which will generally vest ratably on each of the first three anniversaries of the IPO, subject to his continued service with us.

In connection with our IPO, our Board of Directors approved and implemented the following director compensation program, which includes the following for each of our non-employee directors. The following table sets forth the cash component of our non-employee director compensation policy:

Recipient(s)	Annual Cash Compensation ($)

Non-employee directors	$75,000

Audit Committee chair	$25,000

Audit Committee members (excluding chair)	$10,000

Compensation Committee chair	$20,000

Compensation Committee members (excluding chair)	$8,000

Nominating and Corporate Governance committee chair	$15,000

Nominating and Corporate Governance committee members (excluding chair)	$6,000

In addition to the annual cash retainers set forth above, each of our non-employee directors is entitled to receive an annual equity award of restricted stock units with a grant date fair value of approximately $115,000. Annual restricted stock unit awards to our non-employee directors will generally vest on the earlier of the first anniversary of the date of grant and the next annual meeting, subject to such director’s continued service through such date.

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Certain Relationships and Related-Party Transactions

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers (“NEOs”) and directors, we describe below each transaction or series of similar transactions, since December 29, 2019, to which we were a party or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors (or director nominee), executive officers, beneficial owner of more than 5% of the Company stock, any immediate family member of the foregoing, and any entity in which any of the foregoing persons is employed or is a partner or principal or in which that person has a 10% or greater beneficial ownership interest) had, has, or will have a direct or indirect material interest.

Compensation arrangements for our NEOs and directors are described in the sections entitled “Executive Compensation” and “Corporate Governance—Director Compensation.”

Indemnification arrangements for our NEOs and directors are described below under “—Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are, or will be a participant and the amount involved exceeded, exceeds, or will exceed $120,000 and in which any related person (as defined in the policy) had, has, or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our Legal Department prior to entering into such transaction. If our Legal Department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee will be permitted to approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved, or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind, or terminate the related person transaction.

The policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Related Party Transactions

Stockholders Agreement

In connection with our IPO, on January 15, 2021 we entered into a Stockholders Agreement with the Principal Stockholders, which, as further described below, contains certain rights for the Principal Stockholders.

Consent Rights

For so long as the Principal Stockholder Entities (as defined in the Stockholders Agreement) collectively beneficially owns at least 25% of our common stock, the Principal Stockholders will have prior approval rights over the following actions:

•	entering into or effecting a Change in Control (as defined in the Stockholders Agreement);

•

entering into any agreement providing for the acquisition or divestiture of assets or equity security of any Person (as defined in the Stockholders Agreement), in each case providing for aggregate consideration in excess of $50 million;

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Certain Relationships and Related-Party Transactions

•

entering into any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board of Directors) in excess of $50 million;

•

initiating a voluntary liquidation, dissolution, receivership, bankruptcy, or other insolvency proceeding involving the Company or any Subsidiary (as defined in the Stockholders Agreement) of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

•	any material change in the nature of the business of the Company or any Subsidiary, taken as a whole;

•

any redemption, acquisition, or other purchase of any shares of common stock (a “Repurchase”) other than Repurchases in accordance with any existing compensation plan of the Company or any Subsidiary or a Repurchase from an employee in connection with such employee’s termination of employment with the Company or any Subsidiary;

•	any payment or declaration of any dividend or other distribution on any shares of common stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend;

•

the incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities, or the guarantee of indebtedness of another Person) in an aggregate principal amount in excess of $50 million, other than (x) the incurrence of trade payables arising in the ordinary course of business of the Company and its Subsidiaries or (y) borrowings under the Company’s variable funding notes (or amendments, extensions, or replacements thereof);

•	terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company;

•	increasing or decreasing the size of the Board of Directors; and

•

any transaction with or involving any Affiliate (as defined in the Stockholders Agreement) of the Company or any Affiliate of any stockholder of the Company that beneficially owns in excess of ten percent (10%) of the voting power of the Company (in each case, other than any Principal Stockholder Entity), other than any transaction or series of related transactions in the ordinary course of business and on arms-length third-party terms and in an amount less than $5 million.

The effect of the Stockholders Agreement is that the Principal Stockholders may maintain control over our significant corporate transactions even if it holds less than a majority of our common stock.

Composition of our Board of Directors

This agreement also grants our Principal Stockholders the right to nominate to our Board of Directors a number of designees equal to: (i) a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 20% but less than 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. Our Principal Stockholders also have the right to appoint members to committees of our Board of Directors in proportion to their representation on the Board of Directors, except where prohibited by applicable laws or stock exchange regulations, in which case our Principal Stockholders are entitled to appoint observer members of any such restricted committee.

Registration Rights Agreement

In connection with the completion of the IPO, we and our Principal Stockholders entered into a registration rights agreement on January 20, 2021. The registration rights agreement granted our Principal Stockholders and certain of their affiliates the right to cause us to register shares of our common stock held by it under the Securities Act of 1933, as amended (the “Securities Act”) and, if requested, to use our reasonable best efforts (if we are not eligible to use an automatic shelf registration statement at the time of filing) to maintain a shelf registration statement effective with respect to such shares. Certain affiliates of our Principal Stockholders are also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify certain affiliates of our Principal Stockholders and members of management participating in any offering against certain liabilities which may arise under the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to us.

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Certain Relationships and Related-Party Transactions

Income Tax Receivable Agreement

We entered into an income tax receivable agreement on January 16, 2021 pursuant to which certain current or prior stockholders, including our Principal Stockholders, and our senior management team, have the right to receive payment by us of 85% of the amount of cash savings, if any, in U.S. and Canadian federal, state, local, and provincial income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control and certain subsidiary dispositions, as discussed below) as a result of the realization of Pre-IPO and IPO-Related Tax Benefits. The “Pre-IPO and IPO-Related Tax Benefits,” include: (i) all depreciation and amortization deductions, and any offset to taxable income and gain or increase to taxable loss, resulting from the tax basis that we have in our and our subsidiaries’ intangible assets, (ii) the utilization of certain of our and our subsidiaries’ U.S. federal and Canadian federal and provincial net operating losses, non-capital losses, disallowed interest expense carryforwards, and tax credits, if any, attributable to periods prior to the IPO, (iii) deductions in respect of debt issuance costs associated with certain of our and our subsidiaries’ financing arrangements, and (iv) deductions in respect of our and our subsidiaries’ offering-related expenses.

For purposes of the income tax receivable agreement, cash savings in income tax will be computed by reference to the reduction in the liability for income taxes resulting from the Pre-IPO and IPO-Related Tax Benefits. The term of the income tax receivable agreement commenced upon consummation of IPO and will continue until all relevant Pre-IPO and IPO-Related Tax Benefits have been utilized, accelerated, or expired.

Our counterparties under the income tax receivable agreement will not reimburse us for any payments previously made if such Pre-IPO and IPO-Related Tax Benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances we could make payments under the income tax receivable agreement that are greater than our and our subsidiaries’ actual cash tax savings.

While the actual amount and timing of any payments under the income tax receivable agreement will vary depending upon a number of factors, including the amount and timing of the taxable income we and our subsidiaries generate in the future, and our and our subsidiaries’ use of the Pre-IPO and IPO-Related Tax Benefits, we expect that during the term of the income tax receivable agreement, the payments that we may make could be material. Assuming no material changes in the relevant tax law and that we and our subsidiaries earn sufficient taxable income to realize the full Pre-IPO and IPO-Related Tax Benefits, we would expect that future payments under the income tax receivable agreement will aggregate to approximately $145 million to $165 million.

Any future changes in the realizability of the Pre-IPO and IPO-Related Tax Benefits will impact the amount that will be paid under the income tax receivable agreement to our existing stockholders. Based on our current taxable income estimates, we expect to pay the majority of this obligation by the end of our 2025 fiscal year. We expect to pay between $145 million and $165 million in cash related to the income tax receivable agreement, based on our current taxable income estimates. We plan to use cash flow from operations and availability under the securitized debt facility to fund this obligation.

If we undergo a change of control, payments under the income tax receivable agreement for each taxable year after such event would be based on certain valuation assumptions, including the assumption that we and our subsidiaries have sufficient taxable income to fully utilize the Pre-IPO and IPO-Related Tax Benefits. Additionally, if we sell or otherwise dispose of any of our subsidiaries in a transaction that is not a change of control, we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement attributable to the Pre-IPO and IPO-Related Tax Benefits of such subsidiary that is sold or disposed of, applying the assumptions described above.

The income tax receivable agreement provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under it or by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code or otherwise, then all our payment and other obligations under the income tax receivable agreement will be accelerated and will become due and payable and we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement, applying the same assumptions described above. Such payments could be substantial and could exceed our and our subsidiaries’ actual cash tax savings from the Pre-IPO and IPO-Related Tax Benefits.

Because we are a holding company with no operations of our own, our ability to make payments under the income tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. The securitized debt facility may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the income tax receivable agreement. To the extent that we are unable to make payments under the income tax receivable agreement because of restrictions under our outstanding indebtedness, such payments will be deferred and will generally

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Certain Relationships and Related-Party Transactions

accrue interest at a rate of the London Interbank Offering Rate (“LIBOR”) plus 1.00% per annum until paid. To the extent that we are unable to make payments under the income tax receivable agreement for any other reason, such payments will generally accrue interest at a rate of LIBOR plus 5.00% per annum until paid.

ICWG Acquisition

On August 3, 2020, we completed the acquisition (the “ICWG Acquisition”) of Shine Holdco (UK) Limited (“Shine Holdco”), the holding company of International Car Wash Group (“ICWG”). Pursuant to the agreement and plan of merger entered into in connection with the ICWG Acquisition, RC IV ICW Merger Sub LLC, a subsidiary of RC IV Cayman ICW Holdings LLC and the direct parent of RC IV Cayman ICW LLC, merged with and into Driven Investor LLC. ICWG’s shareholders received 217,980 of the Driven Investor LLC’s Class A common units. Driven Investor LLC subsequently contributed all of the equity interests of RC IV Cayman ICW LLC to the Company in exchange for 39.2 million shares of the Company’s common stock (after giving effect to the Company’s stock split). RC IV Cayman ICW LLC is the direct parent of Shine Holdco. RC IV Cayman ICW Holdings LLC is related to Roark, one of our Principal Stockholders.

Management Agreements

Driven Management Agreement

We were a party to a management advisory and consulting services agreement, dated April 17, 2015, with Roark, pursuant to which Roark provided management consulting services to us and received specified consideration for such services. We paid an aggregate of $4.3 million, $2.6 million, and $1.9 million for these management consulting services on a cash basis and inclusive of expense reimbursement under the management agreement during our 2020, 2019, and 2018 fiscal years, respectively. We terminated this management agreement in connection with the consummation of the IPO and paid approximately $1.1 million for management consulting services provided in the fourth quarter of 2020 and through the closing of the IPO. The amount of fees paid to Roark under the management agreement have been calculated to exclude the impact of the ICWG Acquisition for all periods. Certain customary exculpation and indemnification provisions in favor of Roark and its affiliates survived termination of the agreement.

ICWG Management Agreement

Shine Holdco was a party to a management advisory and consulting services agreement, dated October 3, 2017, with Roark, pursuant to which Roark provided management consulting services to Shine Holdco and received specified consideration for such services. Shine Holdco paid an aggregate of $1.6 million, $2.3 million, and $1.9 million for these management consulting services on a cash basis and inclusive of expense reimbursement under the management agreement during our 2020, 2019, and 2018 fiscal years, respectively. Shine Holdco terminated this management agreement in connection with the consummation of the IPO and paid approximately $0.5 million for management consulting services provided in the fourth quarter of 2020 and through the closing of the IPO. Certain customary exculpation and indemnification provisions in favor of Roark and its affiliates survived termination of the agreement.

Related Party Note

On June 8, 2015, the Company provided a loan of approximately $1 million secured by a promissory note, which was scheduled to mature in July 2020 to Gabriel Mendoza, our Executive Vice President and President of Car Wash North America, in connection with Mr. Mendoza’s purchase of 1,500 Units of Driven Investor LLC. Those units were pledged to Driven Brands, Inc. as security for repayment of the loan. On February 7, 2020, the loan was settled and extinguished.

Indemnification Agreements

We have entered into indemnification agreements with each of our current executive officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Dream Big Work Hard 15

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2021 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our NEOs;

•	each of our directors and director nominees; and

•	all of our executive officers, directors, and director nominees as a group.

The percentage of ownership is based on 167,411,840 shares of common stock outstanding as of April 15, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities or have the right to acquire such powers within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 440 S. Church Street, Suite 700, Charlotte, NC 28202.

	Shares Beneficially Owned

	Number	Percent
5% Stockholders
Driven Equity LLC(1)	82,303,059	49.2%
RC IV Cayman ICW Holdings LLC(2)	39,169,857	23.4%
NEOs and Directors
Jonathan Fitzpatrick(3)	2,228,689	1.3%
Tiffany Mason(4)	186,016	*
Jacky Wu(5)	—	—
Daniel Rivera(6)	543,671	*
Scott O’Melia(7)	80,524	*
Michael Macaluso(8)	324,563	*
Neal Aronson(1)(2)	—	—
Michael Thompson	—	—
Chadwick Hume	—	—
Cathy Halligan	2,095	*
Rick Puckett(9)	146,181	*
Karen Stroup	2,095	*
Peter Swinburn(10)	213,014	*
All directors, director nominees, and executive officers as a group (14 persons)(11)	4,407,770	2.6%

*	Represents less than 1%.
(1)

Driven Equity LLC directly owns 82,303,059 shares of common stock. Driven Equity LLC, a Delaware limited liability company, is controlled by RC Driven Holdco LLC, a Georgia limited liability company. RC Driven Holdco LLC is controlled

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Security Ownership of Certain Beneficial Owners and Management

by Roark Capital Partners III LP, a Delaware limited partnership, which is in turn controlled by its general partner, Roark Capital GenPar III LLC, a Delaware limited liability company. Roark Capital GenPar III LLC is controlled by its managing member, Neal K. Aronson. Each of RC Driven Holdco LLC, Roark Capital Partners III LP, Roark Capital GenPar III LLC, and Mr. Aronson may be deemed to have voting and dispositive power with respect to the common stock directly owned by Driven Equity LLC and therefore be deemed to be the beneficial owner of the common stock held by Driven Equity LLC, but each disclaim beneficial ownership of such common stock. The Principal Stockholders are a “group” for purposes of Section 13(d) of the Exchange Act and each of the Principal Stockholders may be deemed to beneficially own the shares of common stock held by the other Principal Stockholder. The principal business address of each of the entities and persons identified in this paragraph is c/o Roark Capital Management, LLC, 1180 Peachtree Street, Suite 2500, Atlanta, GA, 30309.
(2)

RC IV Cayman ICW Holdings LLC directly owns 39,169,857 shares of common stock. RC IV Cayman ICW Holdings LLC, a Cayman Islands limited liability company, is controlled by RC IV Cayman Equity ICW LLC, a Cayman Islands limited liability company. RC IV Cayman Equity ICW LLC is controlled by Roark Capital Partners IV Cayman AIV LP, a Cayman Islands limited partnership, which is in turn controlled by its general partner, Roark Capital GenPar IV Cayman AIV LP, a Cayman Islands limited partnership. Roark Capital GenPar IV Cayman AIV LP is controlled by its general partner, Roark Capital GenPar IV Cayman AIV Ltd., an exempted company incorporated in the Cayman Islands with limited liability. Each of RC IV Cayman Equity ICW LLC, Roark Capital Partners IV Cayman AIV LP, Roark Capital GenPar IV Cayman AIV LP, and Roark Capital GenPar IV Cayman AIV Ltd. may be deemed to have voting and dispositive power with respect to the common stock directly owned by RC IV Cayman ICW Holdings LLC and therefore be deemed to be the beneficial owner of the common stock held by RC IV Cayman ICW Holdings LLC, but each disclaim beneficial ownership of such common stock. The Principal Stockholders are a “group” for purposes of Section 13(d) of the Exchange Act and each of the Principal Stockholders may be deemed to beneficially own the shares of common stock held by the other Principal Stockholder. The principal business address of each of the entities and persons identified in this paragraph is c/o Roark Capital Management, LLC, 1180 Peachtree Street, Suite 2500, Atlanta, GA, 30309.

(3)	Includes vested options to purchase 38,352 shares of common stock.
(4)	Includes vested options to purchase 14,986 shares of common stock.
(5)	Mr. Wu left the Company on March 20, 2020.
(6)	Includes vested options to purchase 14,986 shares of common stock.
(7)	Includes options to purchase 3,752 shares of common stock that will vest and become exercisable within 60 days.
(8)	Includes options to purchase 1,431 shares of common stock that will vest and become exercisable within 60 days.
(9)	Includes options to purchase 5,446 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days.
(10)	Includes vested options to purchase 4,395 shares of common stock.
(11)	Includes options to purchase 87,101 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days.

Dream Big Work Hard 17

Human Capital Management

HUMAN CAPITAL MANAGEMENT

Our Workforce

As of December 26, 2020, we employed approximately 6,900 full-time employees, including approximately 5,900 employees at company-operated locations. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain, and motivate our employees, executive officers, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. We strive for exceptional performance and results, which is why meritocracy is one of our core values. We provide employees the opportunity to grow and to be rewarded based on results.

Our Response to COVID-19

During these uncertain times, our first priority remains the health and safety of our employees, franchisees, independent operators, and customers. In response to the COVID-19 pandemic, Driven Brands proactively implemented various initiatives across each of its segments, with a focus on ensuring the safety of employees, franchisees, and customers, and minimizing the financial impact of COVID-19 while continuing to execute on building the foundation for future growth. We have taken steps to limit exposure and enhance the safety of all of our locations and communicated best practices to deter the spread of COVID-19 and safely serve our customers. We have focused on the safety of our store-level employees and franchisees by implementing health safety practices and developing a personal protective equipment distribution program in response to the pandemic. In addition, we have implemented travel restrictions and work-from-home policies for employees who have the ability to work remotely. We also provide employees that elect to receive a COVID-19 vaccine with additional paid time off in order to do so.

In support of our franchisees, we implemented various relief programs, including temporarily reducing contributions into advertising funds, providing refunds for certain advertising programs, temporarily waiving minimum royalty fees, and deferring collections on product sales for certain brands. In addition, we have provided assistance to our franchisees with the establishment of the COVID-19 Franchisee Resource Center, which included providing education and training around the Coronavirus Aid, Relief, and Economic Security Act in support of our franchisees securing government funding.

18 2021 Proxy Statement

Proposal Two: Advisory Vote to Approve the Compensation of Our NEOs

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s Annual Meeting.

As set forth in the CD&A below, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Compensation Committee and Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs.

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Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our executive compensation philosophy, practices, and programs with respect to the compensation of our NEOs. The following discussion and analysis of compensation arrangements of our NEOs for 2020 should be read together with the compensation tables and related disclosures set forth below. In January 2021, we completed our IPO and listing on NASDAQ. As a publicly-traded company, we continue to sharpen our focus on our executive compensation program and continue to align our overall executive compensation philosophy, plans, and programs with those of similarly situated U.S.-based publicly-traded companies, while retaining a necessary measure of flexibility to address appropriate individual circumstances. We have established a number of policies and practices to support our compensation philosophy, improve our compensation governance, and drive performance that aligns executives’ and stockholders’ interests. Compensation policies that we adopt in the future may differ materially from the policies summarized in this discussion.

Our NEOs for the fiscal year ended December 26, 2020 were:

Name	Title

Jonathan Fitzpatrick	President and Chief Executive Officer

Tiffany Mason(1)	Executive Vice President and Chief Financial Officer

Jacky Wu(2)	Former Executive Vice President, Chief Financial Officer, and Treasurer

Daniel R. Rivera	Executive Vice President and Group President, Maintenance

Scott O’Melia(3)	Executive Vice President, General Counsel, and Secretary

Michael Macaluso	Executive Vice President and Group President, Paint, Collision & Glass

(1)	Ms. Mason assumed the role of Executive Vice President and Chief Financial Officer as of March 2, 2020.
(2)	Mr. Wu left the Company on March 20, 2020.
(3)	Mr. O’Melia commenced employment with the Company on May 4, 2020.

Executive Compensation Philosophy

Our executive compensation programs are guided by the following principles, which make up our executive compensation philosophy:

•	Pay for Performance. Compensation opportunities are designed to align executives’ pay with our performance and are focused on producing sustainable long-term growth.

•

Attract, Promote, and Retain Talent. We compete for talent with other companies of similar size in our market. In order to attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

•

Align Executives’ Interests with the Interests of Stockholders. We believe that management should have a financial stake in the Company to align their interests with those of our stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a component of executive compensation.

Our executive program has three key elements, which have been designed according to these principles: base salary, annual cash incentives, and equity-based long-term incentives. We also provide limited perquisites and retirement benefits to our NEOs.

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Executive Compensation

2020 Financial Performance Highlights

The Company’s financial performance highlights for fiscal year 2020 include:

•	System-wide sales(1) were $3.4 billion.

•	Revenue was $904.2 million.

•	EBITDA(2) was $164.9 million.

•	Adjusted EBITDA(3) was $205.4 million.

•	The follow table reflects Segment Adjusted EBITDA(4) for each of our segments for the year ended December 26, 2020.

Segment	Segment Adjusted EBITDA

Maintenance	$114.8 million

Car Wash	$43.1 million

Paint, Collision & Glass	$66.3 million

Platform Services	$49.4 million

(1)

System-wide sales represent the total of net sales for our franchised, independently-operated, and company-operated stores. This measure allows management to better assess the total size and health of each segment, our overall store performance, and the strength of our market position relative to competitors. Sales at franchised stores are not included as revenue in our results from operations, but rather, we include franchise royalties and fees that are derived from sales at franchised stores.

(2)

EBITDA is a non-GAAP financial measure and represents earnings before interest expense, income tax expense, and depreciation and amortization. Please refer to Appendix A for a reconciliation of EBITDA to net income (loss).

(3)

Adjusted EBITDA is a non-GAAP financial measure and represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment, and certain non-recurring, non-core, infrequent, or unusual charges. Management believes this non-GAAP financial measure is useful because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Please refer to Appendix A for a reconciliation of Adjusted EBITDA to net income (loss).

(4)

Segment Adjusted EBITDA is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Segment Adjusted EBITDA is a performance metric utilized by our Chief Operating Decision Maker to allocate resources to and assess performance of our segments. Please refer to Appendix A for a reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA.

The Impact of COVID-19 on Executive Compensation

The COVID-19 pandemic led to adverse impacts on global economies, including the U.S., Canada, and Europe during fiscal year 2020. While the Company faced declines in revenue and customer count during the first half of 2020, the Company experienced improvements in sales and customer traffic during the second half of 2020. In light of economic conditions related to the COVID-19 pandemic, the bonuses under our annual performance-based cash bonus plan for each of our NEOs were simplified due to forecast adjustments as described below in the “—Elements of Executive Compensation—Annual Incentive Compensation” section. For additional information on our response to the COVID-19 pandemic, see the “Human Capital Management—Our Response to COVID-19” section above.

Process for Determining Executive Compensation

Our Compensation Committee is responsible for determining and recommending to the Board for approval the compensation of our Chief Executive Officer and other executive officers. Our Compensation Committee reviews with management the Company’s compensation objectives and targets and recommends them to the Board for approval. Our Chief Executive Officer works closely with the Compensation Committee in managing our executive compensation program and attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our Chief Executive Officer does not participate in discussions with the Compensation Committee or the Board regarding his own compensation.

Dream Big Work Hard 21

Executive Compensation

Elements of Executive Compensation

Our total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. We also provide various benefit and retirement programs. The table below provides an overview of the elements of our executive compensation program, a brief description of each compensation element and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description	Objectives

Base Salary	Fixed compensation

•  To attract and retain top talent with the experience, skills, and abilities critical to our long-term success

•  To reward sustained success in meeting or exceeding key corporate or business objectives through merit increases

Annual Incentives—Cash	Variable, performance-based cash compensation

•  To drive Company performance against key strategic goals that are aligned with the interests of stockholders

•  To recognize individuals based upon their performance against goals and objectives aligned to the delivery of key strategic priorities

•  Performance-based and not guaranteed

Long-Term Incentives—Equity Based	Variable, equity-based compensation to promote achievement of longer-term performance objectives	• To directly align the interests of executives with the interests of stockholders • To support focus on long-term, sustainable Company performance, and to drive retention of key talent

Employee Benefits and Perquisites	Includes medical, dental and disability plans, as well as relocation programs and limited perquisites	• To promote health, wellness, and well-being of executives

Retirement Programs	Includes both qualified and non-qualified retirement savings plans, as applicable	• To provide for basic retirement for our executives

Our executive compensation program also provides for cash severance payments and benefits following certain terminations of employment pursuant to the terms of each NEO’s employment agreement.

Base Salary

Each NEO receives a base salary to compensate such executive for services provided to the Company. Base salary is intended to provide a fixed component of compensation reflecting various factors, such as the nature of the role and the experience and performance of the individual. Generally, our NEOs’ initial base salaries were established through arms-length negotiation at the time the individual was hired. Thereafter, the base salaries of our executive officers, including our NEOs, are adjusted as we deem appropriate.

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Executive Compensation

The annual base salaries for our NEOs at the end of fiscal year 2020 were as follows:

Name	2020 Base Salary ($)

Jonathan Fitzpatrick	600,000

Tiffany Mason(1)	485,000

Jacky Wu(2)	405,385

Daniel R. Rivera	375,000

Scott O’Melia(3)	400,000

Michael Macaluso(4)	311,774

(1)	Ms. Mason’s base salary was increased from $450,000 to $485,000 effective November 1, 2020.
(2)	Mr. Wu left the Company on March 20, 2020. This represents his annual salary prior to his resignation.
(3)	Mr. O’Melia’s base salary was increased from $360,000 to $400,000 effective November 1, 2020.
(4)	Mr. Macaluso’s amounts are converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on December 26, 2020 (1 CAD = 0.779436 USD).

The annual base salary for each of our NEOs is expected to remain unchanged for fiscal year 2021.

Annual Incentive Compensation

During fiscal year 2020, our NEOs were eligible to participate in our annual performance-based cash bonus plan (“AIP”). Our Compensation Committee intends to continue an AIP for eligible employees, including our NEOs.

For fiscal year 2020, the annual target bonus (as a percentage of base salary) for each of our NEOs were as follows:

Name	2020 Target Bonus (% of Base Salary)

Jonathan Fitzpatrick	150%

Tiffany Mason	75%

Jacky Wu	—

Daniel R. Rivera	100%

Scott O’Melia(1)	75%

Michael Macaluso	100%

(1)	Mr. O’Melia’s target annual bonus amount increased from 60% to 75% of base salary effective November 1, 2020.

The bonuses under our AIP for each of our NEOs were simplified due to forecast adjustments in light of economic conditions related to the COVID-19 pandemic. The plan was 90% based on achievement of pre-established financial performance criteria (Company-wide EBITDA target and Segment EBITDA targets, where applicable) and 10% based upon Board judgment. Due to the forecast adjustments, the bonus targets were reduced, and the maximum payment was limited to the reduced bonus targets. Based on our overall achievement of the financial performance goals, the NEOs earned a bonus in an amount shown in the Summary Compensation Table.

Each of our NEOs bonuses in respect of fiscal year 2020 performance were paid in the first quarter of 2021. In December 2020, the Board of Directors approved the bonus payments for Mr. Fitzpatrick, Mr. Rivera, and Ms. Mason at 88% of target based on projected performance results at that time. Bonus payments for Messrs. O’Melia and Macaluso were calculated on actual full fiscal year 2020 performance based on a 100% multiplier for the EBITDA metric (weighted at 90%) and a 0% payout for the Board judgment component (weighted at 10%). Bonus payments for Messrs. O’Melia and Macaluso were paid at 78% of target.

In addition, the Company paid during fiscal year 2020 special bonuses to certain employees (including certain of our NEOs) to recognize their exceptional performance in various areas during fiscal year 2020, which are also shown in the Summary Compensation Table.

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Executive Compensation

Long-Term Incentive Compensation—Equity

We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. We provide equity-based incentive compensation to our NEOs because it links our long-term results achieved for our stockholders and the rewards provided to NEOs, thereby ensuring that such officers have a continuing stake in our long-term success.

Pre-IPO Compensation

Our NEOs each had been granted profits interests (i.e., Class B Common Units (“Class B Units”) of Driven Investor LLC (“Parent”) under the Parent Incentive Equity Plan (the “Profits Interest Plan”) and Parent’s operating agreement. Class B Units allowed the NEOs to share in the future appreciation in the equity value of Parent. For each Class B Unit award, approximately one-third of the Class B Units vest ratably over 5 years based on continued employment, and approximately two-thirds of the Class B Units are eligible to vest in the event of a sale transaction or a qualified public offering, including the IPO (a “Liquidity Event”), based on the level of internal rate of return (based on cash payments or other distributions actually received) that is achieved by RC Driven Holdco LLC and its affiliates (the “Sponsor Group”). Our NEOs received grants of Class B Units during 2020 as shown in the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End 2020 Table.

Following the adoption of our 2021 Omnibus Incentive Plan (“Omnibus Incentive Plan”) in connection with the IPO, no further awards may be granted under the Profits Interest Plan.

Post-IPO Compensation

In connection with the IPO, the Class B Units in Driven Investor LLC were exchanged for an economically equivalent number of vested and unvested shares of our common stock and certain of those former holders of such Class B Units (including our NEOs) were granted stock options, with an exercise price per share equal to the IPO price, to acquire shares of our common stock under the Omnibus Incentive Plan. These stock option grants, taken together with the shares received in exchange for the Class B Units, are designed to preserve the intended percentage of the future appreciation of Driven Investor LLC that the Class B Units would have been allocated had they not been exchanged in connection with the IPO. Such options were partially vested and partially unvested at grant, in the same proportion as the Class B Units held by the grantee were vested or unvested immediately prior to the Reorganization. The unvested portion of these stock option grants is subject to the same vesting and forfeiture terms that apply to the unvested shares of common stock received in exchange for their Class B Units.

The table below sets forth, based on our IPO price of $22.00 per share of common stock, the number of shares of our common stock that were distributed in redemption of Class B Units, and the number of stock options that were granted to each of our NEOs in connection with the redemption described above:

	Distributed Shares		Stock Options

Name	Vested Common Shares	Unvested Restricted Shares	Vested	Unvested	Exercise Price Per Share of Common Stock

Jonathan Fitzpatrick	25,877	1,689,537	38,352	1,723,895	$22.00

Tiffany Mason	—	171,030	—	393,374	$22.00

Daniel R. Rivera	10,111	444,139	14,986	253,435	$22.00

Scott O’Melia	—	76,772	—	393,565	$22.00

Michael Macaluso	47,896	254,285	23,294	239,014	$22.00

Employee Benefits and Perquisites

We provide certain limited perquisites to our NEOs, which we have determined are appropriate for recruitment and retention of qualified executive officers. The perquisites and other benefits provided to our NEOs in 2020 included company-paid group life insurance premiums. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation, and/or retention proposes. Attributed costs of the perquisites and personal benefits described above for our NEOs are included in the column “All Other Compensation” of the Summary Compensation Table.

Other Compensation Policies and Practices

Our Securities Trading Policy provides that Company employees and directors may not engage in derivative transactions involving the Company’s securities. Our Securities Trading Policy further prohibits our directors, officers, and other employees,

24 2021 Proxy Statement

Executive Compensation

and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities. The Company prohibits its directors, officers, employees, and their household and immediate family from engaging in transactions regarding purchasing, or pledging of, the Company’s stock on margin, short sales, buying or selling puts, calls, options, or other derivatives in respect of securities of the Company. In addition, equity awards granted under our Omnibus Incentive Plan may be clawed back, as determined by the Board, in the event an award recipient, among other things, engages in an activity that is in conflict with or adverse to the interest of the Company,or any affiliate.

Target 2020 Compensation Mix for our CEO and Other NEOs

Tax and Accounting Considerations

Section 162(m) of the Code

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement (each, a “covered employee”). Once an officer is a covered employee, his or her compensation from us at any time will remain subject to the limitation under Section 162(m) of the Code.

Although our Compensation Committee is mindful of the potential effects of Section 162(m) of the Code on the deductibility of compensation paid to our NEOs, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where we believe it is appropriate to do so.

Section 280G of the Code

Section 280G of the Internal Revenue Code (the “Code”) disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% excise tax on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The terms of our Omnibus Incentive Plan provide that, to the extent an option holder (which includes each of our NEOs) would be subject to Section 280G or 4999 of the Code, the option holder’s parachute payments, whether under our Omnibus Incentive Plan or any other plan, program, agreement, or arrangement, would be reduced to the extent that no portion of the

Dream Big Work Hard 25

Executive Compensation

payment shall be subject to the excise tax, but only if the option holder’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the option holder paid the applicable excise tax. We do not provide for excise tax gross-ups to our NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS:

Catherine Halligan

Chadwick Hume

Michael Thompson

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Executive Compensation

Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our NEOs, for services rendered in all capacities during the fiscal year ended December 26, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4) ($)	Total ($)

Jonathan Fitzpatrick President and Chief Executive Officer	2020	600,000	3,000,000	2,758,576	792,000	8,978	7,159,554

Tiffany Mason(5) Executive Vice President and Chief Financial Officer	2020	377,500	200,000	677,619	320,100	445	1,575,664

Jacky Wu Former Executive Vice President, Chief Financial Officer, and Treasurer	2020	110,385	—	—	—	—	110,385

Daniel R. Rivera Executive Vice President and Group President, Maintenance	2020	375,000	250,000	378,856	330,000	4,838	1,338,694

Scott O’Melia(6) Executive Vice President, General Counsel, and Secretary	2020	241,538	200,000	692,382	120,238	—	1,254,158

Michael Macaluso(7) Executive Vice President and Group President, Paint, Collision & Glass	2020	311,774	200,000	378,856	244,119	32,313	1,167,063

(1)	Amounts set forth in the Bonus column represent the special bonuses paid to our NEOs to recognize their exceptional performance in various areas during fiscal 2020.
(2)

The Class B Units represent profit interests in Driven Investor LLC, which will have value only if the value of Driven Investor LLC increases following the date on which the awards of such Class B Units are granted. This amount represents a grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to a grant of Class B Units. There was no public market with respect to the Class B Units at the time of grant, and thus the grant date fair value was based on the fair market value as determined in accordance with the following weighted average assumptions: annual dividend yield of 0.00%; weighted average expected life of 1.74 years; risk-free interest rate of 0.98%; and expected volatility of 46.50%. The value shown in the table above only shows the value of the Class B Units subject to time-based vesting as the fair market value of the Class B Units subject to performance-based vesting is considered to be $0. The expected term of the Class B Units is based on evaluations of historical and expected future employee behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. Volatility is based on the historical volatility of several public entities that are similar to the Company as the Company does not have sufficient historical transactions of its own shares on which to base expected volatility. The Company does not intend to pay dividends or distributions in the future. However, if maximum performance of the Class B Units is achieved, the values in the tables above would increase by the following amounts: $5,498,956 for Mr. Fitzpatrick, $1,346,216 for Ms. Mason, $750,479 for Mr. Rivera, $1,378,953 for Mr. O’Melia, and $750,479 for Mr. Macaluso.

(3)

Amounts set forth in the Non-Equity Incentive Plan Compensation column represent cash bonuses paid to each of our NEOs, based on our achievement of certain financial performance goals for fiscal year 2020.

(4)	Amounts reported under All Other Compensation reflect the following:

Name	Company 401(k) Match ($)	Company Deferred Compensation Match ($)	Group Term Life ($)	Executive Medical Program ($)	Car Allowance ($)	Total ($)

Jonathan Fitzpatrick	4,442	3,237	1,299	—	—	8,978

Tiffany Mason	445	—	—	—	—	445

Jacky Wu	—	—	—	—	—	—

Daniel R. Rivera	4,265	—	573	—	—	4,838

Scott O’Melia	—	—	—	—	—	—

Michael Macaluso	16,805	—	—	—	15,508	32,313

(5)	Ms. Mason’s employment began March 2, 2020.
(6)	Mr. O’Melia’s employment began May 4, 2020.
(7)	Mr. Macaluso’s amounts are converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on December 26, 2020 (1 CAD = 0.779436 USD).

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Executive Compensation

2020 Grants of Plan-Based Awards

The following table sets forth certain information with respect to certain grants of plan-based awards during fiscal year 2020 for each of our NEOs.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Award Type		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jonathan Fitzpatrick	2020 AIP				900,000		—	—	—	—	—

	Class B Units		2/10/2020		—		1,706	3,412	3,412	1,707	969,576

	Class B Units		9/24/2020		—		2,000	4,000	4,000	2,000	1,789,000

Tiffany Mason	2020 AIP				363,750		—	—	—	—	—

	Class B Units		3/23/2020		—		667	1,333	1,333	667	378,856

	Class B Units		9/24/2020		—		333	666	666	334	298,763

Daniel R. Rivera	2020 AIP				375,000			—	—	—	—

	Class B Units		2/10/2020		—		667	1,333	1,333	667	378,856

Scott O’Melia	2020 AIP	(5)			300,000		—	—	—	—

	Class B Units		5/29/2020				167	333	333	167	94,856

	Class B Units		9/24/2020				333	666	666	334	298,763

	Class B Units		11/4/2020				333	666	666	334	298,763

Michael Macaluso	2020 AIP				311,774			—	—	—	—

	Class B Units		2/10/2020		—		667	1,333	1,333	667	378,856

(1)	The amounts shown represent the threshold, target, and maximum amounts payable under our 2020 AIP.
(2)

Represents the number of Class B Units granted in fiscal year 2020 which represented profit interests in Driven Investor LLC subject to performance-based vesting. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Incentives” for a description of the material terms of these awards and the conversion of these awards in connection with our IPO.

(3)

Represents the number of Class B Units granted in fiscal year 2020 which represented profit interests in Driven Investor LLC subject to time-based vesting. These Class B Units vest ratably in five equal annual installments beginning one year after the vesting commencement date.

(4)

The amounts reflected in the “Grant Date Fair Value of Stock Awards” column reflect the incremental fair value associated with the Class B Units represent profit interests in Driven Investor LLC, which will have value only if the value of Driven Investor LLC increases following the date on which the awards of such Class B Units are granted. This amount represents a grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to a grant of Class B Units. There was no public market with respect to the Class B Units at the time of grant, and thus the grant date fair value was based on the fair market value as determined in accordance with the following weighted average assumptions: annual dividend yield of 0.00%; weighted average expected life of 1.74 years; risk-free interest rate of 0.98%; and expected volatility of 46.50%. The value shown in the table above only shows the value of the Class B Units subject to time-based vesting as the fair market value of the Class B Units subject to performance-based vesting is considered to be $0. The expected term of the Class B Units is based on evaluations of historical and expected future employee behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. Volatility is based on the historical volatility of several public entities that are similar to the Company as the Company does not have sufficient historical transactions of its own shares on which to base expected volatility. The Company does not intend to pay dividends or distributions in the future. However, if maximum performance of the Class B Units is achieved, the values in the tables above would increase by the following amounts: $5,498,956 for Mr. Fitzpatrick, $1,346,216 for Ms. Mason, $750,479 for Mr. Rivera, $1,378,953 for Mr. O’Melia, and $750,479 for Mr. Macaluso.

(5)	Mr. O’Melia’s target annual bonus amount increased from 60% to 75% of base salary effective November 1, 2020.

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Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information about the outstanding equity awards (unvested Class B Units) held by our NEOs as of December 26, 2020.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jonathan Fitzpatrick	5/26/2015	—	—	3,683	13,318,701
	2/10/2020	1,707	2,277,176	1,706	2,844,787
	9/24/2020	2,000	855,228	2,000	855,217
Tiffany Mason	3/23/2020	667	1,112,254	667	1,112,254
	9/24/2020	334	142,824	333	142,395
Daniel R. Rivera	5/26/2015	—	—	921	3,329,227
	2/10/2020	667	889,790	667	1,111,407
Scott O’Melia	5/29/2020	167	278,476	167	277,640
	9/24/2020	334	142,824	333	142,395
	11/4/2020	334	142,824	333	142,395
Michael Macaluso	2/23/2016	37	129,184	184	641,454
	5/9/2018	90	278,080	149	460,339
	2/10/2020	667	889,790	667	1,111,407

(1)	Represents unvested Class B Units subject solely to service-based vesting requirements (“Time-Vesting Units”). See footnote (4) for Time-Vesting Units vesting dates.
(2)

The Class B Units represent profit interests in Driven Investor LLC, which will have value only if the value of Driven Investor LLC increases following the date on which the awards of such Class B Units are granted. There is no public market for the Class B Units, accordingly, the market or payout value of the unvested Class B Units is based on the value of the shares of our common stock that were held by Driven Investor LLC as of December 26, 2020. For purposes of this table, the Class B Units were valued using the IPO price of $22.00 per share of our common stock.

(3)

Represents the unvested Class B Units subject to performance-based vesting requirements (“Performance-Vesting Units”). The Performance-Vesting Units will vest upon a Liquidity Event only if, and to the extent that, our Sponsor Group achieves certain levels of internal rate of return in connection with the Liquidity Event. The IPO did not result in any vesting of the Performance-Vesting Units. In accordance with applicable SEC disclosure rules we have shown the number of Performance-Vesting Units that would be earned assuming achievement of the lowest threshold level of performance (i.e. 50% of the Performance-Vesting Units).

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(4)	The vesting schedules of the Time-Vesting Units are as follows (subject to the NEO’s continued employment through each applicable vesting date):

Name	Grant Date	Vesting Schedule

Jonathan Fitzpatrick	2/10/2020	Vests 20% per year over 5 years. Approximately 341.4 Class B Units are scheduled to vest on each of January 1, 2021, 2022, 2023, 2024, and 2025

Tiffany Mason	9/24/2020	Vests 20% per year over 5 years. Approximately 400 Class B Units are scheduled to vest on each of August 3, 2021, 2022, 2023, 2024, and 2025

	3/23/2020	Vests 20% per year over 5 years. Approximately 133.4 Class B Units are scheduled to vest on each of March 2, 2021, 2022, 2023, 2024, and 2025

	9/24/2020	Vests 20% per year over 5 years. Approximately 66.8 Class B Units are scheduled to vest on each of August 3, 2021, 2022, 2023, 2024, and 2025

Daniel R. Rivera	2/10/2020	Vests 20% per year over 5 years. Approximately 133.4 Class B Units are scheduled to vest on each of January 1, 2021, 2022, 2023, 2024, and 2025

Scott O’Melia	5/29/2020	Vests 20% per year over 5 years. Approximately 33.4 Class B Units are scheduled to vest on each of May 4, 2021, 2022, 2023, 2024, and 2025

	9/24/2020	Vests 20% per year over 5 years. Approximately 66.8 Class B Units are scheduled to vest on each of August 3, 2021, 2022, 2023, 2024, and 2025

	11/4/2020	Vests 20% per year over 5 years. Approximately 66.8 Class B Units are scheduled to vest on each of August 3, 2021, 2022, 2023, 2024, and 2025

Michael Macaluso	2/23/2016	Vests 20% per year over 5 years. Approximately 37 Class B Units vested on December 31, 2020.

	5/9/2018	Vests 20% per year over 5 years. Approximately 30 Class B Units are scheduled to vest on each of May 9, 2021, 2022, and 2023

	2/10/2020	Vests 20% per year over 5 years. Approximately 133.4 Class B Units are scheduled to vest on each of January 1, 2021, 2022, 2023, 2024, and 2025

Employment Agreements

We, or certain of our subsidiaries, have entered into employment agreements with each of our NEOs. In addition to customary terms and provisions, the employment agreements set forth the annual base salary, target bonus percentage, equity grants, terms of severance, and eligibility for employee benefits.

Jonathan Fitzpatrick

We are party to an amended and restated employment agreement with Jonathan Fitzpatrick, dated April 17, 2015, as amended December 31, 2020, to serve as our President and Chief Executive Officer with a term ending on April 17, 2025, which term extends automatically for consecutive one-year periods unless either Mr. Fitzpatrick or we provide at least 90 days’ notice of non-renewal prior to the expiration of the initial or any renewal term.

Pursuant to his employment agreement, Mr. Fitzpatrick is entitled to an annual base salary of $600,000 (subject to review by the Compensation Committee and Board from time to time) and a target bonus of 150% of his annual base salary based on a combination of our overall goals as well as achievement of individual performance objectives. Mr. Fitzpatrick is entitled to participate in the Company’s employee benefit, fringe, and perquisite arrangements as in effect from time to time.

Mr. Fitzpatrick’s employment agreement includes other customary terms and conditions, including perpetual confidentiality and assignment of intellectual property provisions, and an eighteen-month post-termination noncompetition covenant and a two-year post-termination nonsolicitation covenant of employees and customers.

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Mr. Fitzpatrick is also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Tiffany Mason

We are party to an employment agreement with Tiffany Mason, dated February 17, 2020, to serve as our Chief Financial Officer with a term ending on March 2, 2023.

Ms. Mason’s employment agreement provides for an initial annual base salary of $450,000 (which is currently $485,000), and a target bonus of 75% of her annual base salary based on achievement of performance objectives.

The employment agreement also contains customary provisions relating to perpetual non-disclosure of confidential information and a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant of employees and customers.

Ms. Mason is also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Jacky Wu

We were party to an employment agreement with Jacky Wu, dated August 26, 2016, as amended, to serve as our Chief Financial Officer with a term ending on September 15, 2019.

Mr. Wu’s employment agreement provided for an initial annual base salary of $350,000 (which was $410,000 as of his resignation), and a target bonus of 100% of his annual base salary based on achievement of performance objectives. Mr. Wu was also entitled to participate in the Company’s benefit plans as in effect from time to time, a guaranteed minimum bonus of $100,000 for fiscal year 2016 and received reimbursement for certain relocation expenses.

The employment agreement also contained customary provisions relating to perpetual non-disclosure of confidential information, a two-year post-termination non-competition covenant, and a two-year post- termination non-solicitation covenant of employees and customers.

Mr. Wu was also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Mr. Wu resigned his employment with the Company effective as of March 20, 2020.

Daniel R. Rivera

We are party to a letter agreement with Daniel R. Rivera, dated November 7, 2012, as amended October 27, 2014, pursuant to which Mr. Rivera is employed as the President of our subsidiary (currently Executive Vice President and Group President, Maintenance) and reports to our Chief Executive Officer. Mr. Rivera’s letter agreement has no specific term and constitutes at-will employment. Mr. Rivera’s letter agreement provides for an initial annual base salary of $280,000 (which is currently $375,000), and a target bonus of 100% of his base salary. Mr. Rivera’s letter agreement also provides that he is eligible to participate in the employee benefit plans and 401(k) Plan, and received reimbursement for certain relocation expenses.

The letter agreement also contains customary provisions relating to non-disclosure of confidential information, a two-year post-termination non-competition covenant, and a two-year post-termination non-solicitation covenant of employees and customers.

Mr. Rivera is also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Scott O’Melia

We are party to an employment agreement with Scott O’Melia, dated April 23, 2020, as amended November 1, 2020, to serve as our Executive Vice President, General Counsel with a term ending on May 4, 2023.

Mr. O’Melia’s employment agreement provides for an initial annual base salary of $360,000 (which is currently $400,000), and an initial target bonus of 60% of his annual base salary (which is currently 75% of his base salary) based on achievement of performance objectives.

The employment agreement also contains customary provisions relating to perpetual non-disclosure of confidential information, a two-year post-termination non-competition covenant, and a two-year post-termination non-solicitation covenant of employees and customers.

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Executive Compensation

Mr. O’Melia is also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Michael Macaluso

Our subsidiary Carstar Canada Partnership, LP is party to an employment agreement with Michael Macaluso, dated December 1, 2015, pursuant to which Mr. Macaluso is employed as the President of such subsidiary (currently Executive Vice President and Group President, Paint, Collision & Glass). Mr. Macaluso’s letter agreement has no specific term and constitutes at-will employment. Mr. Macaluso s letter agreement provides for an initial annual base salary of CAD $180,000 (which is currently CAD $400,000), and a target bonus of 75% of his base salary (which is currently 100% of his base salary). Mr. Macaluso’s employment agreement also provides that he is eligible to participate in the employee benefit plans, will be provided a telephone, tablet, and leased vehicle for business purposes.

The employment agreement also contains customary provisions relating to non-disclosure of confidential information, a 12-month post-termination non-competition covenant, and a 12-month post-termination non-solicitation covenant of employees and customers.

Mr. Macaluso is also entitled to severance upon certain terminations of employment, as described below under “—Potential Payments Upon Termination of Employment or Change in Control.”

Retirement Benefits

Our NEOs are entitled to participate in our 401(k) plan, which is a qualified retirement plan offered to all eligible employees and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, we provide a company match of 100% of the first 3% of a NEO’s contributions to the plan, up to a maximum of 3% of such executive’s eligible annual compensation. Due to challenging economic conditions, the company matching contributions were suspended effective as of May 1, 2020 and reinstated effective January 1, 2021.

Our NEOs are also entitled to participate in the Driven Brands, Inc. Non-qualified Deferred Compensation Plan (the “NQDC”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for a select group of management and highly compensated employees. The NQDC provides eligible employees the opportunity to defer up to 50% of their base salary and up to 85% of their annual bonus; provided that to the extent bonuses are earned based on achievement of pre-established performance criteria, eligible employees may defer up to 100% of such bonus. We may make matching contributions to the NQDC, which will vest with respect to 100% of such matching contributions on the third anniversary of the participant’s commencement of participation in the NQDC. Due to challenging economic conditions, the company matching contributions were suspended effective as of May 1, 2020 and reinstated effective January 1, 2021. Participant’s account balances are notionally invested in one or more specified investment options available under our 401(k) Plan as elected by the participant. All payments pursuant to the NQDC are made from our general assets and are subject to claims of our creditors. Information included in the following table includes contributions, earnings, withdrawals, and balances with respect to the NQDC.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Jonathan Fitzpatrick	75,262	3,237	23,000	—	176,408

(1)	The amounts in this column were contributed to our NQDC and are reported as compensation for fiscal year 2020 in the “All Other Compensation” column of the Summary Compensation Table.
(2)	Amounts in this column are not reported as compensation for fiscal year 2020 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.

Potential Payments Upon Termination of Employment or Change in Control

Our NEOs are eligible to receive certain severance payments and benefits under their employment agreements and stock option award agreements in connection with a termination of employment under various circumstances and/or a change in control of us.

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Executive Compensation

The table below provides an estimate of the value of such payments and benefits assuming that a qualifying termination of employment, and, as applicable, a change in control of us, occurred on December 26, 2020, and the Class B Units were valued using the IPO price of $22.00 per share of our common stock. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future will depend on factors, such as the date of termination, the manner of termination, and the terms of the applicable agreements in effect at such time, which could differ materially from the terms and amounts described here.

Name	Benefit	Termination without Cause or for Good Reason(1) ($)	Termination Due to Death or Disability ($)	Change in Control ($)	Termination without Cause or for Good Reason in connection with a Change in Control ($)
Jonathan Fitzpatrick	Cash Severance Payment(2)	950,000	792,000	—	950,000
	Value of Accelerated Stock Equity(4)	—	—	20,151,109	—
	Total	950,000	792,000	20,151,109	950,000
Tiffany Mason	Cash Severance Payment(2)	485,000	—	—	485,000
	Value of Accelerated Stock Equity(4)	—	—	2,509,727	—
	Total	485,000	—	2,509,727	485,000
Jacky Wu(6)	Cash Severance Payment	n/a	n/a	n/a	n/a
	Value of Accelerated Stock Equity(4)	n/a	n/a	n/a	n/a
	Total	n/a	n/a	n/a	n/a
Daniel R. Rivera	Cash Severance Payment(2)	375,000	—	—	375,000
	Value of Accelerated Stock Equity(4)	—	—	2,001,197	—
	Total	375,000	—	2,001,197	375,000
Scott O’Melia	Cash Severance Payment(2)	400,000	—	—	400,000
	Value of Accelerated Stock Equity(4)	—	—	1,126,554	—
	Total	400,000	—	1,126,554	400,000
Michael Macaluso(5)	Cash Severance Payment(2)	311,774	—	—	311,774
	Continuation of Health Benefits(3)	5,518	—	—	5,518
	Value of Accelerated Stock Equity(4)	—	—	2,279,277	—
	Total	317,292	—	2,279,277	317,292

(1)

For Messrs. Fitzpatrick and O’Melia, and Ms. Mason, if we elect not to renew the terms of his or her employment agreement and terminate such NEO’s employment, then such termination is treated as a termination by us the same as a termination without cause. For Messrs. Rivera and Macaluso, and Ms. Mason, severance is only payable on a termination without cause.

(2)

For Mr. Fitzpatrick, the “Cash Severance Payment” amount on a termination without cause or for good reason represents continued payment of base salary for 18 months, plus a lump sum cash amount equal to $50,000 and amount on death or disability represents payment of a pro-rated annual bonus under our AIP for the year of termination based on actual performance. For Ms. Mason, Mr. Rivera, Mr. O’Melia, and Mr. Macaluso the “Cash Severance Payment” amount represents continued payment of base salary for 12 months.

(3)	For Mr. Macaluso, the “Continuation of Health Benefits” amount represents continued benefit participation for a period of 12 months.
(4)

Upon a “sale transaction” all outstanding time-vesting units will accelerate and become fully vested and all performance-vesting units will vest with respect to 0%, 50%, or 100% depending on the level of internal rate of return achieved by the Sponsor Group in connection with the sale transaction. Amounts reported represent the value of the unvested time-

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vesting Class B Units and the value of the performance-vesting units that would be earned assuming achievement of the lowest threshold level of performance (i.e. 50% of the Performance-Vesting Units) in accordance with applicable SEC disclosure rules.
(5)	Mr. Macaluso’s amounts are converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on December 26, 2020 (1 CAD = 0.779436 USD).
(6)	Mr. Wu left the Company on March 20, 2020.

Treatment of Incentive Equity Awards

Upon a termination of a NEO’s employment for any reason all of such officer’s unvested Time-Vesting Units will be forfeited for no consideration; provided, that in the event (i) of a termination by us for cause, (ii) the NEO breaches such officer’s restrictive covenants, or (iii) the NEO fails to execute a release (collectively, “Forfeiture Events”), both the vested and unvested Time-Vesting Units will be forfeited for no consideration.

Upon a termination of a NEO’s employment due to such officer’s death or disability, all of such officer’s unvested performance-based units will remain outstanding and eligible to vest on a prorated basis upon the occurrence of a Liquidity Event. Upon a termination of a NEO’s employment for any reason other than due to such officer’s death or disability, all of such officer’s unvested performance-based units will be forfeited for no consideration; provided, that in the event that such officer’s employment is terminated without cause within 6 months prior to a Liquidity Event, such officer’s performance-based units that would have otherwise vested on such Liquidity Event will vest; provided, further, that on a Forfeiture Event, both the vested and unvested Performance-Vesting Units will be forfeited for no consideration.

Upon a sale transaction all outstanding Time-Vesting Units will accelerate and become fully vested and all Performance-Vesting Units will vest with respect to 0%, 50%, or 100% depending on the level of internal rate of return achieved by the Sponsor Group in connection with the sale transaction.

Severance Benefits under Employment Agreements and Offer Letters

Jonathan Fitzpatrick

Upon a termination of employment by us without cause, a resignation by Mr. Fitzpatrick for good reason (each as defined in his employment agreement) or by expiration of the term following notice by us not to extend the term, subject to Mr. Fitzpatrick’s execution of a separation agreement containing a general release of claims and such general release of claims becoming irrevocable, Mr. Fitzpatrick will be entitled to (i) base salary continuation for a period of 18 months following the date of termination and (ii) a lump-sum cash amount equal to $50,000, paid within 10 days following the termination date.

Upon a termination of employment due to his death or disability, subject to Mr. Fitzpatrick or his estate executing a general release of claims and such general release of claims becoming irrevocable, Mr. Fitzpatrick will be entitled to payment of an annual bonus for the year of termination (prorated for the number of days of employment through such year) based on actual results, payable at the time annual bonuses are paid to active employees.

Upon any termination of employment, including a resignation without good reason or termination for cause, Mr. Fitzpatrick shall also be entitled to payment of base salary through the date of termination, accrued benefits, and reimbursement for unreimbursed business expenses.

If any payments or benefits payable to Mr. Fitzpatrick would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to Mr. Fitzpatrick under Section 4999 of the Code, the payments and benefits shall be reduced to an amount that would not trigger the excise tax, but only to the extent that such reduction would leave Mr. Fitzpatrick with a greater net after-tax amount.

Tiffany Mason

Upon a termination of employment by us without cause (as defined in her employment agreement) or our non-renewal of the term of her employment agreement, subject to her execution of a release of claims, Ms. Mason will be entitled to continued payment of her base salary for 12 months; provided that such payments will cease if at any time during the 12 month period following her separation, Ms. Mason accepts or commences full-time or part-time employment with any other employer, or undertakes any consulting assignments that provide any payment for her services.

Upon any termination of employment, including a resignation for any reason, termination for cause, or termination of employment due to death or disability, Ms. Mason will also be entitled to continued payment of base salary until her last day of active employment.

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Daniel R. Rivera

Upon a termination of employment by us without cause (as defined in his letter agreement), subject to his execution of a release of claims, Mr. Rivera is entitled to continued payment of his base salary for 12 months.

Upon any termination of employment, including a resignation for any reason, termination for cause, or termination of employment due to death or disability, Mr. Rivera shall also be entitled to continued payment of base salary until his last day of active employment.

Jacky Wu

Following the expiration of his employment agreement, Mr. Wu was not entitled to severance on a termination of employment for any reason.

Scott O’Melia

Upon a termination of employment by us without cause, a resignation by Mr. O’Melia for good reason (each as defined in his employment agreement) or by expiration of the term following notice by us not to extend the term, subject to Mr. O’Melia’s execution of a general release of claims and such general release of claims becoming irrevocable, Mr. O’Melia will be entitled to continued payment of his base salary for 12 months.

Upon any termination of employment, including a resignation for any reason, termination for cause, or termination of employment due to death or disability, Mr. O’Melia shall also be entitled to payment of base salary through the date of termination and any earned but unpaid annual bonus for the prior year.

Michael Macaluso

Upon a termination of employment by us without cause (for purposes of his agreement, cause means just cause at common law), Mr. Macaluso is entitled to the greater of (i) one month of base salary in lieu of notice per year of service, up to a maximum of 12 months’ base salary and (ii) the minimum amount of notice or pay in lieu of notice, termination pay, severance pay, and any other minimum entitlements pursuant to the Ontario Employment Standards Act, 2000 and benefit continuation for the period provided in prong (i) (or, if not permitted under the applicable plan, for the period required by the Ontario Employment Standards Act, 2000). Any payments made in excess of those required under Ontario Employment Standards Act, 2000 is subject to Mr. Macaluso’s execution of a release of claims.

Definitions

For purposes of Mr. Fitzpatrick and Ms. Mason’s employment agreement, “cause” means: (i) embezzlement, theft, misappropriation, or conversion, or attempted embezzlement, theft, misappropriation, or conversion, by executive of any property, funds, or business opportunity of the Company or any of its subsidiaries or affiliates; (ii) any breach by executive of the restrictive covenants under his or her employment agreement; (iii) any breach by executive of any other material provision of his or her employment agreement which breach is not cured, to the extent susceptible to cure, within 30 days after the Company has given him or her written notice describing such breach; (iv) willful failure or refusal by executive to perform any directive of the Board or the duties of his or her employment under his or her employment agreement which continues for a period of 30 days following notice thereof by the Board; (v) any act by executive constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation, or moral turpitude; (vi) indictment for, conviction of, or plea of nolo contendere (or a similar plea) to, or the failure of executive to contest his or her prosecution for, any other criminal offense; (vii) any violation of any law, rule, or regulation (collectively, “Law”) relating in any way to the business or activities of the Company or its subsidiaries or affiliates, or other Law that is violated during the course of his or her performance of services, regulatory disqualification, or failure to comply with any legal or compliance policies or code of ethics, code of business conduct, conflicts of interest policy, or similar policies of the Company or its subsidiaries or affiliates; (viii) gross negligence or material willful misconduct on the part of executive in the performance of his or her duties as an employee, officer, or director of the Company or any of its subsidiaries or affiliates; (ix) his or her breach of fiduciary duty or duty of loyalty to the Company or any of its subsidiaries or affiliates; (x) any act or omission to act of executive intended to materially harm or damage the business, property, operations, financial condition, or reputation of the Company or any of its subsidiaries or affiliates; (xi) executive’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or her or the Company’s business practices, whether internal or external, including, but not limited to, his or her refusal to be deposed or to provide testimony or evidence at any trial, proceeding, or inquiry; (xii) any chemical dependence of executive which materially interferes with the performance of his or her duties and responsibilities to the Company or any of its subsidiaries or affiliates; or (xiii) executive voluntary resignation or other termination of employment effected by him or her at any time when the Company could effect such termination with Cause pursuant to his or her employment agreement. For Mr. Fitzpatrick, in order for there to be Cause under clauses (v), (vi), (vii), (viii), and (ix) above, the conduct, action, or inaction by executive must materially harm or damage the business, property, operations, financial condition, or reputation of the Company or any of its subsidiaries or affiliates.

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Executive Compensation

For purposes of Mr. Rivera’s employment agreement, “cause” means (i) being convicted of, or pleading guilty or nolo contendere to, a felony, a crime of moral turpitude, or any crime involving the Company, (ii) engaging in (A) willful misconduct, (B) willful neglect of duty having a material detrimental impact on the Company, (C) fraud, embezzlement or similar actions, (D) misappropriation of the property of the Company, or (E) repeated substantial failure in the performance of his duties as an employee of the Company without having cured such misconduct following written notice, or (iii) breach in any material respect of the employment agreement and/or the duties, obligations, terms, and conditions of his employment by the Company (other than an absence resulting from his incapacity due to a physical or mental illness).

For purposes of Mr. O’Melia’s employment agreement, “cause” will exist if he (i) is indicted for, or pleads guilty or nolo contendere to, a felony, or (ii) in the good faith determination of the Board (A) engages in gross neglect or willful misconduct, (B) breaches his duties to the Company or any affiliate of the Company, (C) otherwise breaches in any material respect any provision of his employment agreement or any other agreement between Mr. O’Melia and the Company or any affiliate of the Company, (D) engages in any activity or behavior, including substance abuse, that is or could be harmful to the property, business, goodwill, or reputation of the Company or any affiliate of the Company, or (E) commits theft, larceny, embezzlement, fraud, any acts of dishonesty, illegality, moral turpitude, insubordination, or mismanagement; provided, however, that he may not be terminated for cause under clause (C) above unless he fails to cure any such breach (if the Board determines that it is curable) to the good faith satisfaction of the Board within 10 days’ notice of such breach.

For purposes of Mr. Fitzpatrick’s employment agreement, “good reason” means the occurrence, without Mr. Fitzpatrick’s consent, of any of the following events, other than in connection with a termination of Mr. Fitzpatrick’s employment for “cause” or due to disability: (i) an action by the Company resulting in a material diminution in his base salary, titles, authority, duties, responsibilities, or requiring him to report to a corporate officer or employee instead of reporting directly to the Board; (ii) any act of the Company constituting fraud, dishonesty, or misrepresentation directed at Mr. Fitzpatrick; or (iii) a material breach by the Company of the employment agreement; provided, however, that neither of the events described in this sentence shall constitute “good reason” unless and until (A) Mr. Fitzpatrick reasonably determines in good faith that a good reason condition has occurred, (B) he first notifies the Company in writing describing in reasonable detail the condition which constitutes good reason within 30 days of its occurrence, (C) the Company fails to cure such condition within 30 days after the Company’s receipt of such written notice, and Mr. Fitzpatrick has cooperated in good faith with the Company’s efforts to cure such condition, (D) notwithstanding such efforts, the good reason condition continues to exist and (E) Mr. Fitzpatrick terminates his employment within 30 days after the end of such 30-day cure period.

For purposes of Mr. O’Melia’s employment agreement, “good reason” will exist if without Mr. O’Melia’s written signed consent (i) either his base salary or target annual bonus percentage is decreased (except in the case of a reduction that applies to senior executives of the Company), (ii) there is a material diminution in Executive’s authority, duties or responsibilities, (iii) he is required to report to anybody other than the Chief Executive Officer of the Company or the Board, or (iv) the geographic location of the primary place for performance of his duties and responsibilities is moved greater than a 50 mile radius from Charlotte, NC; provided, however, that no act or omission described in clauses (i) through (iv) will be treated as “good reason” unless (A) Mr. O’Melia notifies the Company in writing describing in reasonable detail the condition which constitutes good reason within 30 days of the event giving rise to good reason, (B) Mr. O’Melia gives the Company 30 days after the delivery of such statement to cure the basis for such belief the Company fails to cure such condition within 30 days after the Company’s receipt of such written notice, and (C) Mr. O’Melia actually resigns during the five day period which begins immediately after the end of the 30 day cure period.

36 2021 Proxy Statement

Proposal Three: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Executive Compensation of Our NEOs

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve the compensation of our NEOs. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our NEOs once every year, once every two years, or once every three years.

The Board of Directors has determined that holding an advisory vote to approve the compensation of our NEOs once every year is the most appropriate policy at this time because (i) it would enable the stockholders to provide the Board of Directors with input regarding the compensation of the NEOs on a timely basis and (ii) it is consistent with the Company’s practice of engaging with stockholders and obtaining their input on corporate governance matters and executive compensation philosophy, policies, and practices.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. The option of one year, two years, or three years that receives the vote of the majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote will be the frequency for the advisory vote on executive compensation that is preferred by our stockholders. In the event no option receives the majority vote, the option that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our NEOs is non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the stockholders’ preference when determining the frequency of future advisory votes to approve the compensation of our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NEOs.

Dream Big Work Hard 37

Proposal Four: Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for 2021

PROPOSAL FOUR:

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2021

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 25, 2021, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

Grant Thornton has audited our annual financial statements or those of our predecessor, RC Driven Holdings LLC, since 2009. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

Independent Registered Public Accountants Fees and Services

Summary of Fees

Our Board of Directors approved a Preapproval Policy for the Audit Committee’s pre-approval of all audit and non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must, unless specifically approved in the policy, give prior approval for any amount or type of service within four categories-audit, audit-related, tax services or, to the extent permitted by law, other services-that the independent auditor provides. The Audit Committee may grant pre-approval for specific independent auditor services within these four categories, and the term for such preapproval is 12 months unless otherwise specified by the Audit Committee. Circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. With respect to each such proposed pre-approved service, the independent registered public accounting firm must provide detailed back-up documentation regarding the specific services to be provided and whether the services are consistent with the SEC’s and Public Company Accounting Oversight Board’s rules on auditor independence. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered by Grant Thornton to us for the fiscal years ended December 26, 2020 and December 28, 2019.

Name	Fiscal Year 2020	Fiscal Year 2019

Audit Fees(1)	$4,293,629	$2,013,398

Audit-Related Fees(2)	$213,750	$83,750

Tax Fees(3)	$754,706	$558,826

All Other Fees(4)	—	—

Total	$5,262,085	$2,655,974

(1)

Represents fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K and the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q. Audit fees also consist of certain statutory and standalone audits of our subsidiaries, fees for services incurred in connection with our debt offerings, which were approximately $415,000 and $400,000 in fiscal years 2020 and 2019, respectively, fees for services incurred in connection with our initial public offering, which were approximately $565,637 and $301,000 in fiscal years 2020 and 2019, respectively, comment letters, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

38 2021 Proxy Statement

Proposal Four: Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for 2021

(2)

Represents fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported as “Audit Fees.” These services include attestation services related to our franchise disclosure filings, fees for financial statement audits of certain marketing funds, and accounting consultations concerning financial accounting and reporting standards.

(3)	Represents fees for tax compliance, consulting, and related services.
(4)	Represents fees for services other than those in the above categories.

Vote Required

Approval of the ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present or represented at the Annual Meeting. Abstentions will be counted for purposes of determining the number of shares present or represented at the Annual Meeting and, accordingly, will affect the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2021.

Dream Big Work Hard 39

Audit Committee Report

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 26, 2020, (2) discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and (3) received the written disclosures and the letter from Grant Thornton concerning applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, which is filed with the SEC.

Our Board of Directors has determined that Rick Puckett, Karen Stroup, and Peter Swinburn are independent within the meaning of the NASDAQ listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the NASDAQ listing rules and meet the Audit Committee Independence Requirements. Our Board of Directors has determined that Mr. Puckett qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Documents & Charters in the Governance section of our website at https://investors.drivenbrands.com.

Grant Thornton is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Audit Committee’s responsibility is to monitor, evaluate, and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with U.S. GAAP. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP and on the representations of the independent registered public accounting firm, Grant Thornton, included in its report on our consolidated financial statements.

Grant Thornton has served as our independent registered public accounting firm or the independent registered public accounting firm of our predecessor, RC Driven Holdings LLC, since 2009.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS:

Rick Puckett

Karen Stroup

Peter Swinburn

40 2021 Proxy Statement

Information Concerning Solicitation and Voting

INFORMATION CONCERNING SOLICITATION AND VOTING

The Company, on behalf of the Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this Proxy Statement, you will find information on these matters, which is provided to assist you in voting your shares.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including the Notice, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 26, 2020 (“2020 Annual Report”), including financial statements, and a proxy card for the Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available to stockholders beginning on or about April 22, 2021. We mailed a Notice of Internet Availability of Proxy Materials on or about April 22, 2021 to our stockholders of record and beneficial owners as of April 15, 2021, the record date for the Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voting instruction form that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

Dream Big Work Hard 41

Questions and Answers about the 2021 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Q: Why am I receiving these proxy materials?

A: We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their proxy card. If a proxy card is dated, signed, and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the Annual Meeting unless the holder is present in person (virtually) or represented by proxy.

Q: How can I attend the Annual Meeting?

A: If you are a stockholder of record or a beneficial owner as of April 15, 2021, you are invited to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/DRVN2021. You must have your 16-digit control number located in your proxy materials to enter the meeting. The webcast starts at 12:00 p.m., EDT. You may vote and submit questions while attending the meeting.

Q: Why is the Annual Meeting being held virtually?

A: In light of the COVID-19 pandemic and the related protocols that governments have implemented, for the safety of all of our stockholders, employees, other stakeholders, and the community, our Annual Meeting is being held in a virtual-only format. Our goal for the Annual Meeting is to enable the largest number of stockholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board of Directors and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual stockholders’ meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Q: What if I have technical or other “IT” problems logging into or participating during the Annual Meeting live webcast?

A: We have established a toll-free technical support “help line” that can be accessed by any stockholder who experiences any problems logging into or participating during the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the toll-free telephone number that will be shown on the login page for the virtual Annual Meeting and a member of the technical support team will assist you.

Q: Who may vote at the Annual Meeting?

A: Our Board of Directors set April 15, 2021 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 15, 2021, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of April 15, 2021, there were 167,411,840 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person (virtually) at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been

42 2021 Proxy Statement

Questions and Answers about the 2021 Annual Meeting of Stockholders forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

Q: What is the quorum requirement for the Annual Meeting?

A: A majority of our outstanding shares of common stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	Are present and entitled to vote in person (virtually) at the Annual Meeting; or

•	Properly submitted a proxy card or voting instruction form.

If you are present in person (virtually) or by proxy at the Annual Meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.

Q: What proposals will be voted on at the Annual Meeting?

A: The four matters scheduled to be voted on at the Annual Meeting are as follows:

1. The election of Jonathan Fitzpatrick and Neal Aronson to our Board of Directors, each to serve as a Class I director for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified;

2. An advisory vote to approve the compensation of our NEOs;

3. An advisory vote to approve the frequency of future advisory votes to approve the compensation of our NEOs; and

4. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021.

We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxies named in the proxy card or voting instruction form will vote the shares it represents using their best judgment.

Q: What is the vote required for each proposal and what are my voting choices?

A: With respect to Proposal 1, the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” one or more of the director nominees you specify. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the two director nominees that receive the most number of votes cast “FOR” will be elected. If you “WITHHOLD” from voting on Proposal 1, the withhold vote will have no effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each director).

With respect to Proposals 2 and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN,” and the vote required is the affirmative vote of a majority of the shares entitled to vote and present or represented by proxy. If you “ABSTAIN” from voting on Proposal 2 or 4, the abstention will have the same effect as an “AGAINST” vote.

With respect to Proposal 3, you may vote “One Year,” “Two Years,” “Three Years,” or “ABSTAIN,” and the vote required is the affirmative vote of a majority of the shares entitled to vote and present or represented by proxy. If you “ABSTAIN” from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote. In the event no option receives the affirmative vote of a majority of the shares entitled to vote and present or requested by proxy, the Company will consider the option that receives the highest number of votes cast by stockholders to be the frequency preferred by the stockholders.

Q: How does our Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote:

1.	“FOR” the election of the two director nominees named in this Proxy Statement;

Dream Big Work Hard 43

Questions and Answers about the 2021 Annual Meeting of Stockholders

2.	“FOR” the approval of, on an advisory basis, the compensation of our NEOs;

3.	For the option of “One Year” as the preferred frequency of advisory votes to approve the compensation of our NEOs; and

4.	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021.

Q: What is the effect of a broker non-vote?

A: A broker, bank, trustee, or similar entity who hold shares for a beneficial owner has the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner prior to the Annual Meeting. A broker non-vote occurs when a broker, bank, trustee, or similar entity does not receive instructions from the beneficial owner regarding how to vote on a particular proposal and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present in person (virtually) or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact the outcome of voting on Proposals 1, 2, and 3. Because brokers may exercise discretion to vote on Proposal 4, we do not anticipate any broker non-votes with regard to this proposal. If you hold shares in street name and do not vote on Proposals 1, 2, and 3, your shares will not be voted in respect of Proposals 1, 2, and 3 and will be counted as broker non-votes.

Q: Can I access these proxy materials on the Internet?

A: Yes. The Notice of Annual Meeting, Proxy Statement, and 2020 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com. They are also available under the Financials—Annual Reports & Proxy Statements section of our website at https://investors.drivenbrands.com and through the SEC’s website at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting.

Q: How may I vote my shares in person (virtually) at the Annual Meeting?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. A list of our stockholders of record will be made available to stockholders during the Annual Meeting. As the stockholder of record, you have the right to vote in person (virtually) at the Annual Meeting. You will need to visit www.virtualshareholdermeeting.com/DRVN2021 and follow the instructions provided on the website. If your shares are held in a brokerage account, by a trustee, bank, or similar entity, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. As a beneficial owner, you may vote your shares in person (virtually) at the Annual Meeting, but you must obtain a “legal proxy” from the broker, bank, trustee, or similar entity that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, bank, trustee, or similar entity if you wish to obtain such a “legal proxy.”

Q: How can I vote my shares without attending the Annual Meeting?

A: If your shares are held by a broker, trustee, bank, or similar entity, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy materials;

•	By calling the telephone number in your proxy materials; or

•	By completing, dating, signing, and returning the proxy card or voting instruction form.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting via the Internet must be completed by 11:59 p.m., EDT, on June 8, 2021. As described in the immediately preceding question and answer, you can always come to the Annual Meeting and vote your shares in person (virtually). If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

44 2021 Proxy Statement

Questions and Answers about the 2021 Annual Meeting of Stockholders

Q: How can I change my vote after submitting it?

A: If you are a stockholder of record, you can revoke your proxy or change your vote before your shares are voted at the Annual Meeting by:

•	Submitting a timely written notice of revocation to our Secretary and General Counsel at 440 S. Church Street, Suite 700 Charlotte, NC 28202 prior to the vote at the Annual Meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it by the deadline provided in your proxy materials;

•	Attending the Annual Meeting and voting in person (virtually) (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

•

If you voted via the Internet or by telephone, voting again by the same means prior to 11:59 p.m., EDT, on June 8, 2021 (your latest Internet or telephone vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person (virtually) at the Annual Meeting if you obtain a legal proxy from them.

Q: Are the Principal Stockholders entitled to designate any director nominees for election to our Board of Directors?

A: Under the Stockholders Agreement, dated as of January 15, 2021, the Principal Stockholders, have the right to designate as nominees a certain percentage of director nominees for election to our Board of Directors based on their beneficial ownership. See the “Corporate Governance—Information about our Board” section of this Proxy Statement for additional information.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Dream Big Work Hard 45

Stockholder Information for Future Annual Meetings

STOCKHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our Secretary and General Counsel at our principal executive offices no later than the close of business on December 23, 2021 unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after June 9, 2022 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Under our Amended and Restated Bylaws, a stockholder who wishes to nominate an individual for election to the Board of Directors or to propose any business to be considered directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in our Amended and Restated Bylaws. To be timely, a stockholder’s notice shall be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

All proposals or director nominations described above should be sent to our principal executive offices at Driven Brands Holdings Inc., Attn: Secretary and General Counsel, 440 S. Church Street, Suite 700 Charlotte, NC 28202.

We advise you to review our Amended and Restated Bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals.

46 2021 Proxy Statement

Householding Matters

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the 2020 Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy materials either now or in the future, please mail a request to Driven Brands Holdings Inc., Attn: Secretary and General Counsel, 440 S. Church Street, Suite 700 Charlotte, NC 28202 or by calling (704) 377-8855. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Notice of Internet Availability of Proxy Materials and/or proxy materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials in the future in the same manner as described above.

Dream Big Work Hard 47

Other Matters

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

48 2021 Proxy Statement

Appendix A: Reconciliations

APPENDIX A: RECONCILIATIONS

EBITDA and Adjusted EBITDA

Year Ended

(in thousands)	December 26, 2020

Net income (loss)	$(4,216)

Income tax expense (benefit)	11,372

Interest expense, net	95,646

Depreciation and amortization	62,114

EBITDA	164,916

Acquisition related costs(a)	15,682

Non-core items and project costs, net(b)	6,036

Sponsor management fees(c)	5,900

Straight-line rent adjustment(d)	7,150

Equity-based compensation expense(e)	1,323

Foreign currency transaction gain(f)	(13,563)

Bad debt expense(g)	3,201

Asset impairment and closed store expenses(h)	9,311

Loss on debt extinguishment(i)	5,490

Adjusted EBITDA	205,446

a.

Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

b.

Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, (ii) wage subsidies received directly attributable to the COVID-19 pandemic and (iii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions.

c.	Includes management fees paid to Roark Capital Management, LLC.
d.	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments.
e.	Represents non-cash equity-based compensation expense.
f.	Represents foreign currency transaction gains primarily related to the remeasurement of our intercompany loans and gain on remeasurement of cross currency swaps.
g.	Represents bad debt expense related to uncollectible receivables outside of normal operations.
h.

Relates to the discontinuation of the use of the Pro Oil trade name as those locations were transitioned to the Take 5 trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to their respective lease termination dates.

i.	Represents the write-off of debt issuance costs associated with early termination of debt.

Dream Big Work Hard A-1

Appendix A: Reconciliations

Segment Adjusted EBITDA

Year Ended

(in thousands)	December 26, 2020

Segment Adjusted EBITDA:

Maintenance	$114,764

Car Wash	43,137

Paint, Collision & Glass	66,276

Platform Services	49,408

Corporate and other	(65,211)

Store opening costs	(2,928)

Adjusted EBITDA	$205,446

A-2 2021 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

DRIVEN BRANDS HOLDINGS INC. 440 SOUTH CHURCH ST., SUITE 700 CHARLOTTE, NC 28202

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on June 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DRVN2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50577-P51237                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DRIVEN BRANDS HOLDINGS INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR all nominees listed in Item 1:		☐	☐	☐

1. Election of Directors
Nominees:
01) Neal Aronson 02) Jonathan Fitzpatrick
The Board of Directors recommends you vote FOR Item 2:		For	Against	Abstain	The Board of Directors recommends you vote FOR Item 4:	For	Against	Abstain

2. Advisory vote to approve the compensation of our named executive officers.		☐	☐	☐	4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR for Item 3:	1 Year	2 Years	3 Years	Abstain	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
3. Advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D50578-P51237

DRIVEN BRANDS HOLDINGS INC.

Annual Meeting of Stockholders

June 9, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders(s) hereby appoint(s) Tiffany Mason, Daniel Rivera, and Kyle Marshall, each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Driven Brands Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., EDT on Wednesday, June 9, 2021, virtually via live webcast at www.virtualshareholdermeeting.com/DRVN2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all of the nominees listed in Item 1, FOR Items 2 and 4, and FOR 1 Year for Item 3.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE